Filed Pursuant to Rule 424(b)(5)
Registration No. 333-257510
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To be Registered(1)	Proposed Maximum Aggregate Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	60,000,000 shares	$70.6325(1)(2)	$4,237,950,000(1)(2)	$462,360.35(1)

(1)
We previously registered an aggregate of 33,402,405 shares of our common stock, par value $0.01 per share, pursuant to our registration statement on Form S-3 (Registration No. 333-228157) filed on November 5, 2018 (the “2018 Registration Statement”), a related prospectus supplement dated November 5, 2018 (the “2018 Prospectus Supplement”) and prospectus dated November 5, 2018 (the “2018 Base Prospectus”), both filed on November 5, 2018 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”), and a related prospectus supplement dated December 6, 2019 (the “2019 Prospectus Supplement”) and the 2018 Base Prospectus, both filed on December 6, 2019 pursuant to Rule 424(b)(5) under the Securities Act. Of those 33,402,405 shares of our common stock (the “Aggregate Shares”), 15,678,031 shares had not been sold as of June 4, 2021. The offerings pursuant to the 2018 Prospectus Supplement and the 2019 Prospectus Supplement have been terminated. On June 4, 2021, the 15,678,031 unsold shares were registered pursuant to our registration statement on such Form S-3 (Registration No. 333-256788) filed on June 4, 2021, a related prospectus supplement dated June 4, 2021 (the “Prior Prospectus Supplement”) and prospectus dated June 4, 2021 (the “Prior Base Prospectus”), both filed on June 4, 2021 pursuant to Rule 424(b)(5) under the Securities Act. Of those 15,678,031 shares of our common stock, 9,088,433 shares (the “Unsold Shares”) had not been sold as of June 29, 2021 and have not been sold as of the date hereof. The offering pursuant to the Prior Prospectus Supplement has been terminated. On June 29, 2021, the Unsold Shares were registered pursuant to our registration statement on Form S-3 (333-257510) filed on June 29, 2021 (the “June 29, 2021 Registration Statement”) and are hereby included in the shares of common stock being offered by this prospectus supplement and the accompanying prospectus (which are being filed under registration no. 333-257510). Of the 69,088,433 shares of common stock being offered pursuant to this prospectus supplement and the accompanying prospectus, 9,088,433 shares of such shares are Unsold Shares (which, as described in this note (1), have been registered under the Securities Act), while the remaining 60,000,000 of such shares are being registered hereby.

As reflected under the caption “Calculation of Registration Fee” in the 2019 Prospectus Supplement, a registration fee of $21,462.66 was previously paid to the Securities and Exchange Commission (the “SEC”) in connection with the registration of 3,402,405 shares of our common stock included in the Aggregate Shares and a registration fee of $294,366.93 was previously paid in connection with the registration of the remaining 30,000,000 shares of our common stock included in the Aggregate Shares, which registration fees were calculated in accordance with Rules 456(b), 457(c) and 457(r) of the Securities Act. A portion of such registration fees, $89,177.80 (the “Remaining Registration Fee”), was previously paid in connection with the registration of the Unsold Shares pursuant to the 2019 Prospectus Supplement and the 2018 Registration Statement referred to above and was previously applied to the Unsold Shares registered pursuant to the Prior Prospectus Supplement. Pursuant to the June 29, 2021 Registration Statement and this prospectus supplement, the Remaining Registration Fee continues to be applied to the Unsold Shares, which are included in the shares offered pursuant to this prospectus supplement and the accompanying prospectus, pursuant to Rule 415(a)(6) under the Securities Act, and the registrant is paying a registration fee of $462,360.35 herewith, which covers the proposed maximum aggregate offering price of the additional 60,000,000 shares of common stock being registered hereby. The registration fee being paid by the registrant herewith was calculated in accordance with Rules 456(b), 457(c) and 457(r) of the Securities Act.

(2)
This estimate is made pursuant to Rule 457(c) under the Securities Act solely for the purposes of calculating the registration fee, and is based on a price of $70.6325 per share, which represents the average high and low prices per share of the registrant's common stock as reported on the New York Stock Exchange on August 11, 2021.

PROSPECTUS SUPPLEMENT
(To prospectus dated June 29, 2021)
69,088,433 Shares
Common Stock

We have entered into a sales agreement dated August 18, 2021, the “sales agreement”), with Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC, Truist Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (each, an “Agent” and together, the “Agents”) and the Forward Purchasers (as defined below) providing for the offer and sale of up to 69,088,433 shares of our common stock, par value $0.01 per share, from time to time through the Agents, acting as our sales agents, or, if applicable, as Forward Sellers (as defined below), or directly to one or more of the Agents, acting as principal.
Sales of shares of our common stock, if any, as contemplated by this prospectus supplement made through the Agents, as our sales agents or as Forward Sellers, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law. The sales agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the Agents, we may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), each with Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., UBS Securities LLC or Wells Fargo Securities, LLC or one of their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. We refer to an Agent, when acting as sales agent for the relevant Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.” Each Forward Purchaser will be either one of the Agents named in the second sentence of this paragraph or an affiliate of one of those Agents and unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser or, if applicable, such Agent acting in its capacity as Forward Purchaser. Only Agents that are, or are affiliated with, Forward Purchasers will act as Forward Sellers. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through the related Forward Seller.
We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or shares of our common stock (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution (Conflicts of Interest)” in this prospectus supplement.
None of the Agents, whether acting as our sales agent or as Forward Seller, is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed, subject to the terms and conditions of the sales agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell shares of our common stock on the terms agreed upon by such Agent, us and, in the case of shares offered through such Agent as Forward Seller, the relevant Forward Purchaser from time to time. The sales agreement provides that the shares of our common stock offered and sold through the Agents, as our sales agents or as Forward Sellers, pursuant to the sales agreement will be offered and sold through only one Agent on any trading day.
We will pay the applicable Agent a commission at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price of the shares of our common stock sold through such Agent, as our sales agent. In connection with each forward sale agreement, we will pay the applicable Agent, acting as Forward Seller in connection with such forward sale agreement, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a mutually agreed rate that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares of our common stock sold through such Agent, acting as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any monthly dividends having an “ex-dividend” date during such forward selling period). We may also agree with any Agent, whether acting as sales agent or as Forward Seller, to sell shares of our common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Securities Exchange Act of 1934, as amended, and for which we may agree to pay such Agent a commission that may exceed 2.0% of the gross sales price of our common stock sold through such Agent.
Under the terms of the sales agreement, we may also sell shares of our common stock to one or more of the Agents as principal, at a price to be agreed upon at the time of sale. If we sell shares to one or more of the Agents as principal, we will enter into a separate terms agreement with such Agent or Agents, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to an Agent or Agents as principal, we may agree to pay the applicable Agent or Agents a commission or underwriting discount that may exceed 2.0% of the gross sales price of our common stock sold to such Agent or Agents, as principal. None of the Agents has any obligation to purchase shares of common stock from us and may elect whether or not to do so in its sole and absolute discretion.
We currently pay regular monthly dividends to holders of our common stock, which is listed on the NYSE under the symbol “O.” On August 17, 2021, the last reported sale price of our common stock on the NYSE was $72.31 per share.
Realty Income Corporation, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. We are structured as a real estate investment trust, or REIT, requiring us annually to distribute at least 90% of our taxable income (excluding net capital gains) in the form of dividends to our stockholders. Our monthly dividends are supported by the cash flow generated from real estate owned under long-term, lease agreements with our commercial clients.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Baird	Barclays	BMO Capital Markets	BNY Mellon Capital Markets, LLC
BofA Securities	BTIG	Citigroup	Credit Suisse
Goldman Sachs & Co. LLC	Jefferies	J.P. Morgan	Mizuho Securities
Morgan Stanley	RBC Capital Markets	Regions Securities LLC	Scotiabank
Stifel	TD Securities		Truist Securities
UBS Investment Bank			Wells Fargo Securities
The date of this prospectus supplement is August 18, 2021.

Prospectus Supplement
Prospectus

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and, if applicable, any free writing prospectus, pricing supplement or other prospectus supplement we may provide you in connection with this offering. We have not, and the Agents, the Forward Sellers and the Forward Purchasers have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agents, the Forward Sellers and the Forward Purchasers are not, making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale of these securities is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and, if applicable, any free writing prospectus, pricing supplement or other prospectus supplement we may provide you in connection with this offering is accurate only as of those documents’ respective dates or, in the case of documents incorporated or deemed to be

S-i

incorporated by reference herein or therein, as of the respective dates those documents were filed with the Securities and Exchange Commission, or the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.
This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the incorporated documents described under the heading “Incorporation by Reference” in the accompanying prospectus, and any free writing prospectus, pricing supplement and other prospectus supplement we may provide to you in connection with this offering. The descriptions of certain provisions of any instrument, agreement or other document appearing in this prospectus supplement, the accompanying prospectus or, if applicable, any free writing prospectus, pricing supplement or other prospectus supplement, or in any document incorporated or deemed to be incorporated by reference therein (including, without limitation, any descriptions of provisions of any revolving credit facility, term loan facility, commercial paper program, merger agreement, asset purchase agreement or forward sale agreement), are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of those instruments, agreements and other documents. You should carefully review such instruments, agreements and other documents in their entirety for complete information on the terms and provisions thereof. See “Where You Can Find More Information” in the accompanying prospectus for information on how you can obtain copies of such instruments, agreements and other documents.
No action has been or will be taken in any jurisdiction by us or by any Agent, Forward Seller or Forward Purchaser that would permit a public offering of these securities or possession or distribution of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, pricing supplement or other prospectus supplement where action for that purpose is required, other than in the United States. Unless otherwise expressly stated or the context otherwise requires, references to “dollars,” “U.S. dollars,” “USD,” “U.S. $” and “$” in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, pricing supplement and other prospectus supplement are to United States dollars, and references to “£,” “Sterling,” “pounds Sterling” and “GBP” in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, pricing supplement and other prospectus supplement are to the lawful currency of the United Kingdom.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary does not contain all the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein, including the financial statements and related notes, and, if applicable, any free writing prospectus, pricing supplement and other prospectus supplement we may provide you in connection with this offering before making an investment decision. Unless this prospectus supplement otherwise indicates or the context otherwise requires, (a) the terms “Realty Income,” “our,” “us” and “we” as used in this prospectus supplement refer to Realty Income Corporation, a Maryland corporation, and its subsidiaries on a consolidated basis, (b) references to our “revolving credit facility” and similar references mean our current $3.0 billion unsecured revolving credit facility, references to our “term loan facility” and similar references mean our current $250.0 million unsecured term loan facility and references to our “commercial paper program” mean our current $1.0 billion unsecured commercial paper program, in each case as the same may be amended or restated from time to time (including any amendment or restatement changing the size of such credit facility, term loan facility or commercial paper program, as applicable) and including any replacements thereof and (c) references to our “clients” mean our tenants. For purposes of determining the U.S. dollar equivalent of our borrowings or other indebtedness denominated in pounds Sterling, the amount of such borrowings and other indebtedness is translated into U.S. dollars using, unless otherwise indicated or the context otherwise requires, applicable currency exchange rates as in effect from time to time.
The Company
Realty Income, The Monthly Dividend Company®, as of the date of this prospectus supplement, is an S&P 500 company and member of the S&P 500 Dividend Aristocrats® index for having increased its dividend every year for over 25 consecutive years. We invest in people and places with the goal of delivering dependable monthly dividends that increase over time. We are structured as a real estate investment trust, or REIT, requiring us annually to distribute at least 90% of our taxable income (excluding net capital gains) in the form of dividends to our stockholders. The monthly dividends are supported by the cash flow generated from real estate owned under long-term lease agreements with our commercial clients.
We were founded in 1969, and listed on the New York Stock Exchange (NYSE: O) in 1994. For over 52 years, we have been acquiring and managing freestanding commercial properties that generate rental revenue under long-term lease agreements with our commercial clients.
At June 30, 2021, we owned a diversified portfolio:
•
Of 6,761 properties;

•
With an occupancy rate of 98.5%, or 6,658 properties leased and 103 properties available for lease or sale;

•
Doing business in 58 separate industries;

•
Located in all 50 U.S. states, Puerto Rico and the United Kingdom (U.K.);

•
With approximately 118.3 million square feet of leasable space;

•
With a weighted average remaining lease term (excluding rights to extend a lease at the option of the client) of approximately 8.8 years; and

•
With an average leasable space per property of approximately 17,500 square feet; approximately 12,600 square feet per retail property and 258,400 square feet per industrial property.

Of the 6,761 properties in the portfolio at June 30, 2021, 6,715, or 99.3%, are single-client properties, of which 6,616 were leased, and the remaining are multi-client properties.
Our principal executive offices are located at 11995 El Camino Real, San Diego, California 92130 and our telephone number is (858) 284-5000.

The Offering
For a description of the common stock being offered by this prospectus supplement and the accompanying prospectus, see “Description of Common Stock,” “Restrictions on Ownership and Transfers of Stock” and “Certain Provisions of Maryland Law and of our Charter and Bylaws” in the accompanying prospectus, as the same may be further amended or supplemented from time to time by information in the documents incorporated or deemed to be incorporated by reference in the accompanying prospectus or by information in a free writing prospectus, pricing supplement or other prospectus supplement hereto.
Issuer
Realty Income Corporation
Common Stock Offered
We have entered into a sales agreement dated August 18, 2021, with the Agents and the Forward Purchasers providing for the offer and sale of up to 69,088,433 shares of our common stock from time to time. The shares of common stock include newly issued shares that may be offered and sold by us to or through the Agents, acting as our sales agents or as principal, and borrowed shares of common stock that may be offered and sold by the Forward Purchasers through their respective Forward Sellers. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through a Forward Seller. For additional information, see “Plan of Distribution (Conflicts of Interest).”
Use of Proceeds
We intend to use any net cash proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Agents and any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers for general corporate purposes, which may include, among other things, the repayment or repurchase of our indebtedness (including borrowings under our revolving credit facility, term loan facility or commercial paper program), the development and acquisition of additional properties and other acquisition or business combination transactions, and the expansion and improvement of certain properties in our portfolio. For information concerning potential conflicts of interest that may arise from the use of proceeds to repay borrowings under our revolving credit facility, term loan facility, commercial paper program or other indebtedness, see “Plan of Distribution (Conflicts of Interest) — Other Relationships” and “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest” in this prospectus supplement.
Restrictions on Ownership and Transfer
Our charter contains restrictions on the ownership and transfer of our common stock intended, among other purposes, to assist us in maintaining our status as a REIT for United States federal and/or state income tax purposes. For example, our charter restricts any person from acquiring beneficial or constructive ownership of more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common stock, as more fully described in the section entitled “Restrictions on Ownership and Transfers of Stock” in the accompanying prospectus.
NYSE Listing
Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “O.”
Accounting Treatment of any Forward Sales
For information concerning the expected accounting treatment of shares issuable upon settlement of any forward sale agreements, see “Plan of Distribution (Conflicts of Interest) — Sales Through Forward Sellers.”
Risk Factors
An investment in our common stock involves various risks and prospective investors should carefully consider the matters discussed under “Risk Factors” in this prospectus supplement, as well as the other risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference therein, before making a decision to invest in the common stock.
Conflicts of Interest
Affiliates of some of the Agents are, as of the date of this prospectus supplement, lenders under our current revolving credit facility and current term loan facility, and affiliates of some or all of the Agents may in the future be lenders under any new credit facilities or any amendments, restatements or replacements of these current credit facilities that we may in the future enter into or become a party to from time to time. In addition, some of the Agents are and other Agents in the future may become dealers under our current commercial paper program, one or more of the Agents may be dealers under any new commercial paper program that we may in the future establish, and one or more of the Agents and/or their affiliates may hold borrowings outstanding under our current commercial paper program or any new commercial paper program we may in the future establish. Moreover, the Agents and their respective affiliates may from time to time hold other debt securities or indebtedness of ours.
As described above, any net cash proceeds we receive from this offering or from settlement under any forward sale agreements we enter into may be used to repay borrowings under any such existing or future credit facilities or commercial paper programs or to repay or repurchase any such other debt securities or indebtedness. To the extent that we use net cash proceeds, if any, we receive from this offering or from settlement under any forward sale agreements to repay borrowings under any such credit facilities under which affiliates of any of the Agents are lenders or to repay commercial paper borrowings held by any of the Agents or their respective affiliates, such Agents or affiliates, as the case may be, will receive proceeds from this offering or from settlement under any such forward sale agreements, as applicable, through the repayment of those borrowings. Likewise, to the extent that we use net cash proceeds, if any, we receive from this offering or from settlement under any forward sale agreements to repay or repurchase any such other debt securities or indebtedness of ours that may be held by any of the Agents or their respective affiliates, such Agents or affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreements, as applicable, through the repayment or repurchase of such other debt securities or indebtedness.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.
For additional information, see “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest” and “Plan of Distribution (Conflicts of Interest) — Other Relationships” in this prospectus supplement.

RISK FACTORS
In evaluating an investment in our common stock, you should carefully consider the following risk factors, the risk factors described under the captions “Forward-Looking Statements” in this prospectus supplement and “Risk Factors” in the accompanying prospectus, the risk factors described under the captions "Risk Factors" and “Forward-looking Statements” in our most recent Annual Report on Form 10-K and, if applicable, our subsequent Quarterly Reports on Form 10-Q, and any amendments thereto filed with the SEC, all of which are incorporated by reference in the accompanying prospectus, and the risk factors related to the Mergers (as defined below) described and referred in Exhibit 99.4 to, and under the captions “Supplemental Risk Factors” and “Forward-Looking Statements” in, our Current Report on Form 8-K filed with the SEC on June 4, 2021 pursuant to Items 8.01 and 9.01 of Form 8-K (such Current Report on Form 8-K, together with the Exhibits thereto, in each case as the same may be amended or supplemented from time to time, are hereinafter called, collectively, the “June 4, 2021 Form 8-K”), which is incorporated by reference in the accompanying prospectus, as well as the information in Exhibits 99.1 and 99.2 to the June 4, 2021 Form 8-K, and the information in our Current Report on Form 8-K filed with the SEC on June 29, 2021, including Exhibit 99.1 thereto (such Current Report on Form 8-K, together with such Exhibit 99.1 thereto, in each case as the same may be amended or supplemented from time to time, are hereinafter called, collectively, the “June 29, 2021 Form 8-K”), which is also incorporated by reference in the accompanying prospectus, and the other risks and uncertainties described in this prospectus supplement, the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference therein and, if applicable, any free writing prospectus, pricing supplement and other prospectus supplement we may provide you in connection with this offering. As used under the captions “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K and, if applicable, in our subsequent Quarterly Reports on Form 10-Q and any amendments thereto filed with the SEC, and in Exhibit 99.4 to the June  4, 2021 Form 8-K, references to our capital stock include both our common stock, including the common stock offered by this prospectus supplement, and any class or series of our preferred stock that we may issue, and references to our stockholders include holders of our common stock and any class or series of our preferred stock that we may issue, in each case unless otherwise expressly stated or the context otherwise requires.
We are subject to risks associated with debt and preferred stock financing.
We intend to incur additional indebtedness in the future, including borrowings under our current $3.0 billion revolving credit facility and our current $1.0 billion commercial paper program. The credit agreement governing our current revolving credit facility also governs our current $250.0 million unsecured term loan facility due March 2024. At June 30, 2021, we had $635.3 million of outstanding borrowings under our current revolving credit facility, consisting entirely of Sterling-denominated borrowings of £460.0 million, $650.0 million of outstanding borrowings under our current commercial paper program, a total of $7.4 billion of outstanding unsecured senior debt securities (excluding net unamortized original issuance premiums of $11.7 million and deferred financing costs of $44.1 million), including £715.0 million of Sterling-denominated unsecured senior debt securities, $250.0 million of borrowings outstanding under our current term loan facility (excluding deferred financing costs of $543,000) and approximately $299.9 million of outstanding mortgage debt (excluding unamortized net premiums totaling $1.6 million and deferred financing costs of $942,000). In addition, on July 13, 2021, we issued £750.0 million aggregate principal amount of our Sterling-denominated debt securities (equivalent to approximately U.S. $1.0 billion based on the relevant currency exchange rate as of July 30, 2021). Our current revolving credit facility grants us the option, subject to obtaining lender commitments and other customary conditions, to expand the borrowing limits thereunder to up to $4.0 billion. In addition, our current unsecured commercial paper program permits us to offer and sell up to $1.0 billion of commercial paper outstanding at any time. We use our current revolving credit facility as a liquidity backstop for the repayment of notes issued under the current commercial paper program. Specifically, we maintain unused borrowing capacity under our current revolving credit facility equal to the aggregate principal amount of borrowings outstanding under our current commercial paper program from time to time. We also may in the future enter into amendments and restatements of our current revolving credit facility and current term loan facility, or enter into new revolving credit facilities or term loan facilities, and any such amended, restated or replacement revolving credit facilities or term loan facilities may increase the amounts we are entitled to borrow, subject to customary conditions, compared to our current revolving credit facility and current term loan facility or we may incur other indebtedness. We may also in the future increase the size of our current commercial paper program or establish new commercial paper programs. We expect that we will continue to use our current and any new revolving credit facilities we may enter into (in each case as the same may be expanded, amended or restated, if applicable, from time to time), as a liquidity backstop for the repayment of notes issued under our current or any new commercial paper programs that we may maintain from time to time.
In addition, on April 29, 2021, we entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated April 29, 2021, by and among Realty Income Corporation, VEREIT, Inc., a Maryland corporation (“VEREIT”), VEREIT Operating Partnership, L.P., a Delaware limited partnership and subsidiary of VEREIT (“VEREIT OP”), and two newly formed wholly-owned subsidiaries of ours. Pursuant to the terms of the Merger Agreement, (1) one of these newly formed subsidiaries of ours will merge with and into VEREIT OP, with VEREIT OP surviving as a subsidiary of ours (the “Partnership Merger”), and (2) immediately thereafter, VEREIT will merge with and into the other such newly formed subsidiary of ours, with that subsidiary surviving as our wholly-owned subsidiary (the “Merger” and, together with the Partnership Merger, the “Mergers”). On August 12, 2021, both we and VEREIT received the requisite votes of our respective stockholders to approve the Mergers, although the Mergers remain subject to certain additional terms and conditions. If the Mergers are consummated on the terms currently contemplated, all of VEREIT’s then outstanding indebtedness (other than indebtedness, if any, repaid in connection with the Mergers) will become indebtedness of ours, which will significantly increase our total consolidated indebtedness. For additional information, see “Supplemental Risk Factors — Risks Relating to the Mergers — Realty Income’s anticipated level of indebtedness will increase upon completion of the Mergers and may increase the related risks Realty Income now faces” in Exhibit 99.4 included in the June 4, 2021 Form 8-K, and the unaudited pro forma condensed combined financial statements in Exhibit 99.1 included in the June 29, 2021 Form 8-K.
To the extent that new indebtedness is added to our current debt levels, the related risks that we now face would increase. As a result, we are and will be subject to risks associated with debt financing, including the risk that our cash flow could be insufficient to make required payments on our debt or to pay dividends on our common stock, including the common stock offered hereby. We also face variable interest rate risk as the interest rates on our current revolving credit facility are, and the interest rates on any credit facilities we may enter into in the future may be, variable and could therefore increase over time. In addition, commercial paper borrowings are short-term obligations and the interest rate on newly issued commercial paper varies according to market conditions at the time of issuance. Similarly, some of the indebtedness to which we will become subject if the Mergers close on the terms currently contemplated may also bear interest at variable rates. We also face the risk that we may be unable to refinance or repay our debt as it comes due. Given past disruptions in the financial markets and ongoing global financial uncertainties, including the impact of COVID-19 and of the United Kingdom’s withdrawal from the European Union (referred to as Brexit), we also face the risk that one or more of the participants in our revolving credit facility may not be able to lend us money.
In addition, our current revolving credit facility, our current term loan facility and our current mortgage loan documents contain provisions that could limit or, in certain cases, prohibit the payment of dividends and other distributions to holders of our common stock and any outstanding preferred stock, and any credit facilities, mortgage loan documents or other debt instruments that we may in the future enter into, assume or become bound by (including, without limitation, as a result of or in connection with our proposed Mergers with VEREIT and VEREIT OP, if consummated) may impose similar limitations or prohibitions. In particular, our current revolving credit facility and our current term loan facility, both of which are governed by the same credit agreement, provide that, if an event of default (as defined in the credit agreement) exists, we may not pay any dividends or make other distributions on (except distributions payable in shares of a given class of our stock to the stockholders of that class), or repurchase or redeem, among other things, any shares of our common stock or any outstanding preferred stock, during any period of four consecutive fiscal quarters in an aggregate amount in excess of the greater of:
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The sum of (a) 95% of our adjusted funds from operations (as defined in the credit agreement) for that period plus (b) the aggregate amount of cash distributions made to holders of our outstanding preferred stock, if any, for that period, and

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The minimum amount of cash distributions required to be made to our stockholders in order to maintain our status as a REIT for federal income tax purposes and to avoid the payment of any income or excise taxes that would otherwise be imposed under specified sections of the Internal Revenue Code of 1986, as amended, or the Code, on income we do not distribute to our stockholders, except that we may repurchase or redeem shares of our outstanding preferred stock, if any, with net proceeds from the issuance of shares of our common stock or preferred stock. The current credit agreement further provides that, in the event of a failure to pay principal, interest or any other amount payable thereunder when due or upon the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to us or with respect to one or more of our subsidiaries that in the aggregate meet a significance test set forth in the current credit agreement, we and our subsidiaries (other than our wholly-owned subsidiaries) may not pay any dividends or make other distributions on (except for (a) distributions payable in shares of a given class of our stock to the stockholders of that class and (b) dividends and distributions described in the second bullet point above), or repurchase or redeem, among other things, any shares of our common stock or preferred stock. If any such event of default under the current credit agreement (or under any other credit agreement or debt instrument with similar terms that we may in the future enter into or be subject to) were to occur, it would likely have a material adverse effect on the market price of our outstanding common stock, including the shares of common stock offered hereby, and any outstanding preferred stock and on the market value of our debt securities, could limit the amount of dividends or other distributions payable to holders of our common stock, including the common stock offered hereby, and any outstanding preferred stock or the amount of interest and principal we are able to pay on our indebtedness, or prevent us from paying those dividends, other distributions, interest or principal altogether, and may adversely affect our ability to qualify, or prevent us from qualifying, as a REIT.
Our indebtedness could also have other important consequences to holders of our common stock, including the common stock offered hereby, any outstanding preferred stock and our debt securities, including:
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Increasing our vulnerability to general adverse economic and industry conditions;

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Limiting our ability to obtain additional financing to fund future working capital, acquisitions, capital expenditures and other general corporate requirements;

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Requiring the use of a substantial portion of our cash flow from operations for the payment of principal and interest on our indebtedness, thereby reducing our ability to use our cash flow to fund working capital, acquisitions, capital expenditures and general corporate requirements;

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Limiting our flexibility in planning for, or reacting to, changes in our business and our industry; and

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Putting us at a disadvantage compared to our competitors with less indebtedness.

If we default under a credit facility, loan agreement or other debt instrument, the lenders will generally have the right to demand immediate repayment of the principal and interest on all of their loans and, in the case of secured indebtedness, to exercise their rights to seize and sell the collateral. Moreover, a default under a single loan or debt instrument may trigger cross-default or cross-acceleration provisions in other indebtedness and debt instruments, giving the holders of such other indebtedness and debt instruments similar rights to demand immediate repayment and to seize and sell any collateral.
In addition, as described below under “— We could issue preferred stock without stockholder approval,” our board of directors is authorized to cause the issuance from time to time of shares of our preferred stock in one or more classes or series without stockholder approval. The board of directors is entitled to establish the preferences, rights and other terms of any class or series of preferred stock we may issue, which may include the right to receive dividends before any dividends may be paid on shares of our common stock and the right to receive certain distributions in the event of our liquidation, dissolution or winding up before any distributions may be paid on our common stock. As a result, the terms of any class or series of preferred stock we may issue from time to time could prevent us from paying dividends or making other distributions on our common stock, including the common stock offered hereby, until all dividends and distributions on such preferred stock are paid in full and could have other adverse effects on the voting or other rights and economic interests of holders of our common stock, including the common stock offered hereby.
Our charter contains restrictions upon ownership of our common stock.
Our charter contains restrictions on ownership and transfer of our common stock intended to, among other purposes, assist us in maintaining our status as a REIT for United States federal and/or state income tax purposes. For example, our charter restricts any person from acquiring beneficial or constructive ownership of more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common stock. See “Restrictions on Ownership and Transfers of Stock” in the accompanying prospectus. These restrictions could have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of our common stock.
We could issue preferred stock without stockholder approval.
Our charter authorizes our board of directors to issue up to 69,900,000 shares of preferred stock, including convertible preferred stock, from time to time in one or more classes or series, without stockholder approval. The board of directors may establish the preferences, rights and other terms of any class or series of preferred stock we may issue, including the right to receive dividends before dividends may be paid on shares of our common stock, the right to receive distributions in the event of our liquidation, dissolution or winding up before any distributions are paid to holders of our common stock, the right to vote and the right to convert any shares issued into common stock. The issuance of preferred stock could delay or prevent a tender offer or a change of control, even if a tender offer or a change of control were in our stockholders’ interests, and could dilute or otherwise adversely affect the voting or other rights and economic interests of holders of our common stock, any of which could adversely affect the market price of our common stock, including the shares of common stock offered hereby. See “General Description of Preferred Stock” and “Certain Provisions of Maryland Law and of our Charter and Bylaws” in the accompanying prospectus. As of August 17, 2021, we had no outstanding shares of preferred stock.
This offering and future issuances of our common stock could be dilutive to our earnings per share, funds from operations per share and adjusted funds from operations per share, and we expect that our stockholders will experience significant dilution if the Mergers are consummated.
The issuance and sale by us of any shares of our common stock in this offering or upon settlement of any forward sale agreements we may enter into with any of the Forward Purchasers, the receipt of the net proceeds therefrom and the use of those net proceeds could have a dilutive effect on our earnings per share, funds from operations per share and adjusted funds from operations per share. Additional issuances of our common stock could also be dilutive to our earnings per share, funds from operations per share and adjusted funds from operations per share. The issuance or sale by us of our common stock, including the sale by us of shares of common stock in this offering or pursuant to any forward sale agreements, or the perception that such additional issuances or sales could occur, could also adversely affect the trading price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, if we are unable to apply any net proceeds we may receive from this offering, from settlement under any forward sale agreements we may enter into or from other issuances or sales of our common stock to make investments that generate sufficient revenues to offset the dilutive impact of the issuance by us of shares of our common stock in this offering or pursuant to those forward sale agreements or from any other such issuances of our common stock, there will be further dilution of our earnings per share, funds from operations per share and adjusted funds from operations per share. In the event that we enter into forward sale agreements in addition to any forward sale agreements we may enter into pursuant to the offering made by this prospectus supplement, those other forward sale agreements may subject us to risks similar to those described in this risk factor and the two risk factors that follow the next risk factor.
If the Mergers are consummated on the terms currently contemplated, we will be required to issue a significant number of shares of our common stock to VEREIT’s stockholders, which will result in significant dilution to owners of our common stock (including owners of common stock that may be sold in the offering contemplated by this prospectus supplement) and expose them to risks described in the immediately preceding paragraph and under the caption “Supplemental Risk Factors — Risks Relating to the Mergers — Realty Income stockholders will be significantly diluted by the Mergers” in Exhibit 99.4 to our June 4, 2021 Form 8-K. Based upon the number of VEREIT’s shares of common stock and equity awards and the number of VEREIT OP’s common partnership units outstanding as of June 17, 2021, we estimate that we will issue approximately 161.74 million shares of our common stock in connection with the Mergers, if consummated, and will reserve approximately 1.49 million shares of our common stock for issuance in respect of VEREIT equity awards that we will assume in connection with the Mergers, if consummated, although the actual number of shares of our common stock will likely differ from these amounts. For additional information, see our unaudited pro forma condensed combined financial statements appearing in Exhibit 99.1 to the June 29, 2021 Form 8-K. Similarly, we may in the future enter into other mergers, acquisitions, asset purchases or similar transactions pursuant to which we issue a substantial number of shares of our common stock as consideration for such transaction, which may also subject us to similar risks.
If the planned Spin-Off of OfficeCo is consummated following the Mergers, it is expected to be treated as a taxable distribution to holders of our common stock.
In connection with the Mergers, if consummated, we and VEREIT intend to contribute some or all of our respective office properties to a newly formed wholly-owned subsidiary of Realty Income (“OfficeCo”) and, following the Mergers, if consummated, for Realty Income to distribute all of the outstanding voting shares of common stock of OfficeCo to the holders of Realty Income’s common stock (including former VEREIT stockholders who receive Realty Income common stock in the Mergers and continue to hold such stock as of the close of business on the record date of such distribution) on a pro rata basis (the “Spin-Off”). If the Spin-Off is consummated, the distribution of shares of OfficeCo common stock is expected to be treated, for U.S. federal income tax purposes, as a taxable distribution to Realty Income common stockholders (including holders of any shares of our common stock that may be sold in this offering that continue to hold such shares as of the close of business on the record date of such distribution of OfficeCo shares), with consequences to such holders of Realty Income common stock as more fully described in “Supplemental Risk Factors — Risks Relating to the Spin-Off — If the OfficeCo Distribution is consummated, the distribution of OfficeCo common stock in the OfficeCo Distribution is expected to be treated as a taxable distribution to Realty Income common stockholders for U.S. federal income tax purposes” in Exhibit 99.4 to the June 4, 2021 Form 8-K. However, there can be no assurance that the Spin-Off will occur on the terms currently contemplated, and we may elect not to pursue the Spin-Off at all.
Settlement provisions contained in any forward sale agreement subject us to certain risks.
Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the shares underlying such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (x) insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share.

Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

The initial forward price we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the initial forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of monthly dividends we expect to declare on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. If the price of our common stock at which purchases by such Forward Purchaser (or its affiliate) as described in the immediately preceding paragraph are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser. See “Plan of Distribution (Conflicts of Interest) — Sales Through Forward Sellers.”
In addition, the purchase of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we may owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser may owe us upon settlement of the applicable forward sale agreement.
In case of our bankruptcy or insolvency, any forward sale agreements will automatically terminate, and we would not receive the expected net proceeds from any forward sales of shares of our common stock under these agreements.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of our common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward price per share in respect of any shares of our common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward price per share in respect of those shares of our common stock.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed to be incorporated by reference therein contain, and any free writing prospectus, pricing supplement and other prospectus supplement we may provide you in connection with this offering contains or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used in this prospectus supplement, the accompanying prospectus, the documents incorporated or deemed to be incorporated by reference therein and any free writing prospectus, pricing supplement and other prospectus supplement we may provide you in connection with this offering, the words “estimated,” “anticipated,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, discussions of strategy, plans and intentions and statements regarding estimated or future results of operations, financial condition or prospects (including, without limitation, estimated and future funds from operations (“FFO”), adjusted funds from operations (“AFFO”) and normalized and adjusted FFO and net income, estimated initial weighted average contractual lease rates, estimated square footage of properties under development or expansion, the timing, prices and other terms of potential or planned acquisitions, statements regarding initial cash lease yields on or percentages of investment grade clients that are lessees of properties that we have acquired or intend or agreed to acquire or that are under development or expansion, statements regarding the payment, dependability and amount of and potential increases in future common stock dividends, statements regarding future cash flow or cash generation, statements regarding our ability to meet our liquidity needs, and statements regarding the anticipated or projected impact of our proposed Mergers with VEREIT, if consummated, on our business, results of operations, financial condition or prospects). Forward-looking statements regarding the anticipated or projected impact of the proposed Mergers may include, without limitation, statements regarding potential impacts on our FFO, AFFO, general and administrative and other corporate expenses, leverage ratios and other credit metrics if the Mergers are consummated; potential changes in our interest expense from refinancing or repaying outstanding VEREIT indebtedness or preferred equity subsequent to the Mergers, if consummated, and potential interest rates at which such indebtedness and preferred equity could be refinanced; statements regarding the potential impact of the Mergers, if consummated, on our cash flow and dividend coverage durability; pro forma information regarding the combined company assuming the Mergers are consummated, including our pro forma results of operations and financial condition as reflected in our unaudited pro forma condensed combined financial statements incorporated by reference in the accompanying prospectus and our pro forma total enterprise value, pro forma number of properties, pro forma annualized contractual rent, pro forma weighted average lease term, pro forma occupancy, pro forma client and industry concentrations, pro forma percentage of investment grade clients, pro forma estimated gross acquisition volume, pro forma capitalization, pro forma leverage ratios and other pro forma credit metrics; and whether certain office properties owned by us and VEREIT can be successfully spun-off into a new publicly-traded company subsequent to the Mergers, if they occur, or sold, and the metrics regarding the office properties that may be spun-off or sold, including number of properties, total contractual rent, weighted average lease term, client concentration and percentage of investment grade clients. Likewise, all such pro forma financial statements and other pro forma information has been prepared on the basis of certain assumptions and estimates and is subject to other uncertainties and does not purport to reflect what our actual results of operations or financial condition or this other pro forma information would have been had the Merger been consummated on the dates assumed for purposes of such pro forma financial statements and information or to be indicative of our financial condition, results of operations or metrics as of or for any future date or period. In that regard, there can be no assurance that the proposed Mergers or the proposed spin-off of certain office properties owned by us and VEREIT will be consummated on the terms or timeline currently contemplated, or at all. Forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:
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Our access to capital and other sources of funding;

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Our anticipated growth strategies;

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Our intention to acquire additional properties and the timing of these acquisitions;

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Our intention to sell properties and the timing of these property sales;

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Our intention to re-lease vacant properties;

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Anticipated trends in our business, including trends in the market for long-term leases of freestanding, single-client properties;

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Future expenditures for development projects;

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The impact of the COVID-19 pandemic, or future pandemics, on us, our business, our clients, or the economy generally; and

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The structure, timing and potential completion of the proposed Mergers between us and VEREIT and uncertainties regarding whether the anticipated benefits or results of the proposed Mergers, if consummated, will be achieved.

Future events and actual results, financial and otherwise, may differ materially from the events and results discussed in or implied by the forward-looking statements. In particular, forward-looking statements regarding estimated or future results of operations or financial condition, estimated or future acquisitions of properties, or the estimated or potential impact of the proposed Mergers (if consummated) are based upon numerous assumptions and estimates and are inherently subject to substantial uncertainties and actual results of operations, financial condition, property acquisitions, and the impacts of the Mergers (if consummated) may differ materially from those expressed or implied in the forward-looking statements, particularly if actual events differ from those reflected in the estimates and assumptions upon which such forward-looking statements are based. Some of the factors that could cause actual results to differ materially are:
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Our continued qualification as a real estate investment trust;

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General domestic and foreign business and economic conditions;

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Competition;

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Fluctuating interest and currency rates;

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Access to debt and equity capital markets;

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Continued volatility and uncertainty in the credit markets and broader financial markets;

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Other risks inherent in the real estate business, including client defaults under leases, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

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Impairments in the value of our real estate assets;

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Changes in income tax laws and rates;

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The continued evolution of the COVID-19 pandemic and the measures taken to limit its spread, and its impacts on us, our business, our clients, or the economy generally;

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The timing and pace of reopening efforts at the local, state and national level in response to the COVID-19 pandemic and any developments, such as unexpected surges in COVID-19 cases, that cause a delay in or postponement of reopenings;

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The outcome of any legal proceedings to which we are a party or which may occur in the future;

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Acts of terrorism and war;

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Any effects of the announcement, pendency or potential completion of the proposed Mergers on us and uncertainties regarding whether the anticipated benefits or results of the proposed Mergers, if consummated, will be achieved; and

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The risks and uncertainties described and referred to under the caption “Risk Factors” above.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed and referred to in the section “Risk Factors” in this prospectus supplement, the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial

Condition and Results of Operations” in our most recent Annual Report on Form 10-K (as amended, if applicable) and the sections entitled “Risk Factors” (if applicable) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our subsequent Quarterly Reports on Form 10-Q (as amended, if applicable), if any, and under the caption “Supplemental Risk Factors” in Exhibit 99.4 to the June 4, 2021 Form 8-K, and also include risks and other information discussed in those and other documents that are incorporated or deemed to be incorporated by reference in the accompanying prospectus and that may be discussed in any free writing prospectus, pricing supplement or other prospectus supplement we may provide you in connection with this offering.
You are cautioned not to place undue reliance on forward-looking statements contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus, pricing supplement or other prospectus supplement we may provide you in connection with this offering. Those forward-looking statements are not guarantees of future performance and speak only as of the respective dates of those documents or, in the case of documents incorporated by reference in the accompanying prospectus, as of the respective dates those documents were filed with the SEC and we undertake no obligation to update any such forward-looking statements or other information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus, pricing supplement or other prospectus supplement we may provide you in connection with this offering or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the respective dates or filing dates, as the case may be, of those documents or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference therein and any free writing prospectus, pricing supplement or other prospectus supplement we may provide you in connection with this offering might not occur.

USE OF PROCEEDS
We intend to use any net cash proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Agents and any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers for general corporate purposes, which may include, among other things, the repayment or repurchase of our indebtedness (including borrowings under our revolving credit facility, term loan facility or commercial paper program), the development and acquisition of additional properties and other acquisition or business combination transactions, and the expansion and improvement of certain properties in our portfolio. As of June 30, 2021, we had approximately $635.3 million of outstanding borrowings under our revolving credit facility, consisting entirely of Sterling-denominated borrowings of £460.0 million, $650.0 million of outstanding borrowings under our commercial paper program and $250.0 million of borrowings outstanding under our term loan facility. Borrowings under the revolving credit facility were and are generally used to acquire properties and may also be used as a liquidity backstop for the repayment of the notes issued under the commercial paper program. Our current revolving credit facility has an initial term that expires on March 24, 2023, but may, at our option, be extended by up to two six-month extensions, subject to certain terms and conditions, and our current term loan facility matures on March 24, 2024. For the six months ended June 30, 2021, the weighted average interest rate on outstanding borrowings under our current revolving credit facility was approximately 0.9% per annum and the weighted average interest rate on borrowings outstanding under our current commercial paper program was approximately 0.3%. In conjunction with entering into the current term loan, we also entered into an interest rate swap, which effectively fixes our per annum interest rate on the term loan at 3.89%. At our investment grade credit ratings as of the date of this prospectus supplement, our current revolving credit facility provides for borrowing at an interest rate 0.775% over London Interbank Offered Rate, or LIBOR, plus a facility commitment fee of 0.125%, for all-in drawn pricing of 0.90% over LIBOR. However, our current investment ratings are subject to revision or withdrawal at any time, and any decline in our credit ratings could increase our borrowing costs under the current or any future revolving credit facility or any future term loan facility of ours. In addition, a credit rating is not a recommendation to buy, sell or hold our securities, including the common stock offered hereby. Borrowings under our revolving credit facility that we repay with net proceeds from this offering may be reborrowed, subject to customary conditions. Likewise, notwithstanding any repayment of commercial paper with proceeds from this offering, our current commercial paper program allows us (and we expect that any other commercial paper program we may establish in the future will allow us) to make additional commercial paper borrowings from time to time so long as the aggregate principal amount of such borrowings outstanding at any time does not exceed the maximum amount permitted under such commercial paper program (which amount is $1.0 billion under our current commercial paper program) and subject to other customary conditions.
Pending application of the net proceeds for the purposes described above, we may temporarily invest the net proceeds in short-term government securities, short-term money market funds and/or bank certificates of deposit.
Affiliates of some of the Agents are, as of the date of this prospectus supplement, lenders under our current revolving credit facility and current term loan facility, and affiliates of some or all of the Agents may in the future be lenders under any new credit facilities or any amendments, restatements or replacements of these current credit facilities that we may in the future enter into or become a party to from time to time. In addition, some of the Agents are and other Agents in the future may become dealers under our current commercial paper program, one or more of the Agents may be dealers under any new commercial paper program that we may in the future establish, and one or more of the Agents and/or their affiliates may hold borrowings outstanding under our current commercial paper program or any new commercial paper program we may in the future establish. Moreover, the Agents and their respective affiliates may from time to time hold other debt securities or indebtedness of ours.
As described above, any net cash proceeds we receive from this offering or from settlement under any forward sale agreements we enter into may be used to repay borrowings under any such existing or future credit facilities or commercial paper programs or to repay or repurchase any such other debt securities or indebtedness. To the extent that we use net cash proceeds, if any, we receive from this offering or from settlement under any forward sale agreements to repay borrowings under any such credit facilities under which affiliates of any of the Agents are lenders or to repay commercial paper borrowings held by any of the

Agents or their respective affiliates, such Agents or affiliates, as the case may be, will receive proceeds from this offering or from settlement under any such forward sale agreements, as applicable, through the repayment of those borrowings. Likewise, to the extent that we use net cash proceeds, if any, we receive from this offering or from settlement under any forward sale agreements to repay or repurchase any such other debt securities or indebtedness of ours that may be held by any of the Agents or their respective affiliates, such Agents or affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreements, as applicable, through the repayment or repurchase of such other debt securities or indebtedness. The amount received by any Agent and its respective affiliates, as applicable, from any repayment or repurchase of those borrowings and/or any such debt securities or indebtedness may exceed 5% of the net proceeds of this offering (not including the Agents’ discounts and commissions). Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., or FINRA, the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.
For additional information, see “Plan of Distribution (Conflicts of Interest) — Other Relationships” and “Plan of Distribution (Conflicts of Interest) — Conflicts of Interest.”

DIVIDEND POLICY
Future dividends on our common stock will be at the discretion of our board of directors and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements, dividend requirements on our outstanding preferred stock, if any, applicable law and any other factors our board of directors deems relevant. In addition, our current revolving credit facility, our current term loan facility and our current mortgage loan documents contain provisions that could limit or, in certain cases, prohibit the payment of dividends and other distributions on our common stock and any outstanding preferred stock, and any future credit facilities, term loan facilities, mortgage loan documents or other debt instruments that we may in the future enter into, assume or become bound by (including, without limitation, as a result of or in connection with our proposed Mergers with VEREIT and VEREIT OP, if consummated) may impose similar limitations or prohibitions. See “Risk Factors — We are subject to risks associated with debt and preferred stock financing” above.
Accordingly, although we expect to continue our policy of paying monthly dividends in cash on our common stock, we cannot guarantee that we will maintain the current level of cash dividends per share of common stock, that we will continue our pattern of increasing cash dividends per share of common stock, or what our actual dividend yield will be for any future period.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We have entered into a sales agreement dated August 18, 2021, the “sales agreement”), with Robert W. Baird & Co. Incorporated, Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Regions Securities LLC, Scotia Capital (USA) Inc., Stifel, Nicolaus & Company, Incorporated, TD Securities (USA) LLC, Truist Securities, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (each, an “Agent” and together, the “Agents”) and the Forward Purchasers (as defined below) providing for the offer and sale of up to 69,088,433 shares of our common stock from time to time through the Agents, acting as our sales agents, or, if applicable, as Forward Sellers (as defined below), or directly to one or more of the Agents, acting as principal.
The sales agreement contemplates that, in addition to the issuance and sale by us of shares of our common stock to or through the Agents, we may enter into separate forward sale agreements (each, a “forward sale agreement” and, collectively, the “forward sale agreements”), each with Barclays Capital Inc., BMO Capital Markets Corp., BNY Mellon Capital Markets, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC, Jefferies LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., UBS Securities LLC or Wells Fargo Securities, LLC or one of their respective affiliates (in such capacity, each a “Forward Purchaser” and, collectively, the “Forward Purchasers”). If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Agent, acting as sales agent for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. We refer to an Agent, when acting as sales agent for the relevant Forward Purchaser, as, individually, a “Forward Seller” and, collectively, the “Forward Sellers.” Each Forward Purchaser will be either one of the Agents named in the first sentence of this paragraph or an affiliate of one of those Agents and unless otherwise expressly stated or the context otherwise requires, references herein to the “related” or “relevant” Forward Purchaser mean, with respect to any Agent, the affiliate of such Agent that is acting as Forward Purchaser or, if applicable, such Agent acting in its capacity as Forward Purchaser. Only Agents that are, or are affiliated with, Forward Purchasers will act as Forward Sellers. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through the related Forward Seller.
Sales of shares of our common stock, if any, as contemplated by this prospectus supplement made through the Agents, as our sales agents or as Forward Sellers, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”) or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, by privately negotiated transactions (including block sales) or by any other methods permitted by applicable law.
None of the Agents, whether acting as our sales agent or as Forward Seller, is required to sell any specific number or dollar amount of shares of our common stock, but each has agreed, subject to the terms and conditions of the sales agreement, to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell shares of our common stock on the terms agreed upon by such Agent, us and, in the case of shares offered through such Agent as Forward Seller, the relevant Forward Purchaser from time to time. The sales agreement provides that the shares of our common stock offered and sold through the Agents, as our sales agents or as Forward Sellers, pursuant to the sales agreement will be offered and sold through only one Agent on any trading day.
We will report at least quarterly the number of shares of common stock sold by or through the Agents acting as our sales agents or as principal, the number of shares of common stock sold through the Agents acting as Forward Sellers, the net proceeds to us and the aggregate compensation paid by us to the Agents in connection with those sales of our common stock, and the number of shares of common stock sold or delivered upon settlement of any forward sale agreements, in each case during such fiscal quarter, and the number of shares of common stock remaining for future settlement under any forward sale agreements as of the end of such fiscal quarter.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of 69,088,433 shares of our common stock (including shares sold by us to or through the Agents and borrowed shares sold through the Agents acting as Forward Sellers) pursuant to the sales agreement, and (2) the termination of the sales agreement by us or by the parties thereto by mutual agreement. Any Agent or Forward Purchaser may also terminate the sales agreement but only with respect to itself.
We have agreed in the sales agreement to provide indemnification and contribution to the Agents and the Forward Purchasers against certain liabilities, including liabilities under the Securities Act. We have also agreed, under certain circumstances, to reimburse the Agents and the Forward Purchasers for certain of their out-of-pocket expenses, including fees and expenses of counsel, in connection with the transactions contemplated by the sales agreement.
If any party to the sales agreement has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to us or the shares being offered pursuant to the sales agreement, such party will promptly notify the other parties to the sales agreement and offers and sales of shares through the Agents, as our sales agents or as Forward Sellers, will be suspended until that or another exemptive provision has been satisfied in the judgment of the parties to the sales agreement.
In connection with the offering, the Agents or securities dealers may distribute this prospectus supplement and the accompanying prospectus, as well as any free writing prospectus, pricing supplement or other prospectus supplement we may provide you in connection with this offering, by electronic means, such as e-mail.
We estimate that the total expenses payable by us in connection with the offering and sale of shares of our common stock pursuant to the sales agreement, excluding commissions and discounts, will be approximately $750,000. The remaining sale proceeds from the sale of any shares of our common stock by us to or through the Agents, after deducting discounts and commissions, any transaction fees, transfer taxes or similar taxes or fees imposed by any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over us or any of our subsidiaries or any of our or their respective properties, assets or operations or any self-regulatory organization in respect of such sales, shall constitute the net proceeds from our common stock sold by us to or through the Agents pursuant to this prospectus supplement and the accompanying prospectus. As described below under “— Sales Through Forward Sellers,” we will not initially receive any proceeds from the sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through the relevant Agent, acting as Forward Seller.
Sales Through Agents as our Sales Agents or to Agents as Principal
In connection with any offers of shares of our common stock through an Agent, acting as our sales agent, we will deliver instructions directing such Agent, as our sales agent, to offer and sell the applicable shares of common stock on our behalf. Such instructions shall specify the maximum number of shares to be sold and the minimum price per share at which such shares may be sold. Subject to, among other things, the terms and conditions in the sales agreement and the acceptance of such instructions from us by the applicable Agent, such Agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell, as our sales agent, all of the shares so designated for sale by us in accordance with such instructions, on the terms and subject to the conditions set forth in the sales agreement. We or any Agent may at any time immediately suspend the offering of shares of our common stock through such Agent, as our sales agent, upon notice to the other party.
The applicable Agent will provide written confirmation to us following the close of trading on the NYSE on each day on which shares of our common stock are sold through such Agent, as our sales agent, under the sales agreement. Each confirmation will include the number of shares of our common stock sold on that day, the aggregate gross sales price of the shares of our common stock sold, the net proceeds and the compensation payable by us to such Agent in connection with such sales of our common stock.
We will pay the applicable Agent a commission at a rate agreed upon by us and such Agent that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price of the shares of our common stock sold through such Agent, as our sales agent under the sales agreement. We may also agree with any Agent, acting as our sales agent, to sell shares of our common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act, and for which we may agree to pay such Agent a commission that may exceed 2.0% of the gross sales price of our common stock sold through such Agent.
Under the terms of the sales agreement, we may also sell shares of our common stock to one or more of the Agents as principal, at a price to be agreed upon at the time of sale. If we sell shares to one or more of the Agents as principal, we will enter into a separate terms agreement with such Agent or Agents, as the case may be, and we will describe the terms of the offering of those shares in a separate prospectus supplement. In any such sale to an Agent or Agents as principal, we may agree to pay the applicable Agent or Agents a commission or underwriting discount that may exceed 2.0% of the gross sales price of our common stock sold to such Agent or Agents, as principal. None of the Agents has any obligation to purchase shares of common stock from us and may elect whether or not to do so in its sole and absolute discretion.
We expect that settlement for sales of our common stock through an Agent, acting as our sales agent, or to an Agent, acting as principal, as well as settlement between such Agent and buyers of such shares in the market, will occur on the second business day (or on such other date as may be agreed upon by the relevant parties) following the respective dates on which any such sales are made in return for payment of the purchase price therefor. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligations of each Agent under the sales agreement are subject to a number of conditions, which such Agent may waive in its sole and absolute discretion.
Sales Through Forward Sellers
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Agent, acting as Forward Seller for such Forward Purchaser, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement.
In connection with any forward sale agreement, we will deliver instructions to the relevant Agent directing such Agent, as Forward Seller, to offer and sell the applicable borrowed shares of our common stock on behalf of the relevant Forward Purchaser. Such instructions shall specify the maximum number of shares to be sold and the minimum price per share at which such shares may be sold. Subject to, among other things the terms and conditions in the sales agreement and the acceptance of such instructions from us by the applicable Agent, such Agent has agreed to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable laws and regulations, to sell, as Forward Seller for the applicable Forward Purchaser, all of the shares so designated for sale by us in accordance with such instructions, on the terms and subject to the conditions set forth in the sales agreement. We or the applicable Agent may at any time immediately suspend the offering of shares of our common stock through such Agent, as Forward Seller, upon notice to the other party.
The applicable Agent will provide written confirmation to us following the close of trading on the NYSE on each day on which shares of our common stock are sold through such Agent, as Forward Seller, under the sales agreement. Each confirmation will include the number of shares of our common stock sold on that day, the aggregate gross sales price of the shares of our common stock sold, the net proceeds and the compensation payable by us to such Agent in connection with such sales of our common stock.
In connection with each forward sale agreement, we will pay the applicable Agent, acting as Forward Seller in connection with such forward sale agreement, a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, at a rate agreed upon by us, such Agent and the relevant Forward Purchaser that will not (except as provided below) exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares of our common stock sold through such Agent, acting as Forward Seller, during the applicable forward selling period for such shares (subject to certain possible adjustments to such gross sales price for daily accruals and any monthly dividends having an “ex-dividend” date during such forward selling period). We may also agree with any Agent, acting as Forward Seller, to sell shares of our common stock other than through ordinary brokers’ transactions using sales efforts and methods that may constitute “distributions” within the meaning of Rule 100 of Regulation M under the Exchange Act, and for which we may agree to pay such Agent a commission, in the form of a reduction to the initial forward price under the related forward sale agreement, that may exceed 2.0% of the gross sales price of our common stock sold through such Agent. We sometimes refer to this commission as the “forward selling commission.”
We expect that settlement between a Forward Purchaser and the relevant Agent, as Forward Seller, for sales of borrowed shares of our common stock, as well as settlement between such Agent and buyers of such shares in the market, will occur on the second business day (or on such other date as may be agreed upon by the relevant parties) following the respective dates on which any such sales are made in return for the payment of the purchase price therefor. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. The obligations of a Forward Purchaser and the related Agent, acting as Forward Seller, under the sales agreement are subject to a number of conditions, which such Forward Purchaser and Agent, respectively, may waive in their sole and absolute discretion.
Pursuant to each forward sale agreement, if any, we will have the right to issue and sell to the Forward Purchaser party thereto a specified number of shares of our common stock on the terms and subject to the conditions set forth therein, or, alternatively, to elect cash settlement or net share settlement, as described below, for all or any portion of such shares. The initial forward price per share under each forward sale agreement will equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume weighted average price per share at which the borrowed shares of our common stock were sold pursuant to the sales agreement by the relevant Agent, acting as Forward Seller, during the applicable forward selling period for such shares to hedge the relevant Forward Purchaser’s exposure under such forward sale agreement (subject to certain possible adjustments for daily accruals and any monthly dividends having an “ex-dividend” date during such forward selling period). Thereafter, the forward price will be subject to the price adjustment provisions of the applicable forward sale agreement, as described in the next paragraph. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a Forward Purchaser or its affiliate and sold through a Forward Seller, and all of such net proceeds will be paid to the relevant Forward Purchaser (or one or more of its affiliates).
We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, although, as discussed below, we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale agreement. If we elect or are deemed to have elected to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount of cash from the relevant Forward Purchaser equal to the product of (1) the initial forward price per share under such forward sale agreement and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale agreement. Each forward sale agreement will provide that the initial forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the initial forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of monthly dividends we expect to declare on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price.
We expect that, before any issuance of shares of our common stock upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, funds from operations per share and adjusted funds from operations per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, funds from operations per share or adjusted funds from operations per share as a result of such forward sale agreement except during periods when the average market price of our common stock is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on a specified daily rate less a spread, and subject to decrease by amounts related to expected dividends on our common stock during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of shares of our common stock by us will result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share.
Except under the circumstances described below, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over an unwind period to:
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return shares of our common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required upon settlement of such forward sale agreement.

If the price of our common stock at which these purchases by such Forward Purchaser (or its affiliate) are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of our common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of our common stock to such Forward Purchaser.
In addition, the purchase of our common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we may owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser may owe us upon settlement of the applicable forward sale agreement.
Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the shares underlying any forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) in such Forward Purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (x) insufficient shares of our common stock have been made available for borrowing by securities lenders or (y) such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin-off or similar transaction, or (d) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share. For further information, see “Risk Factors — Settlement provisions contained in any forward sale agreement subject us to certain risks.”
In addition, upon certain events of bankruptcy or insolvency relating to us, the forward sale agreements will terminate without further liability of the parties thereto. Following any such termination, we would not issue any shares of our common stock pursuant to such forward sale agreement agreements, and we would not receive any proceeds pursuant to the forward sale agreements. For further information, see “Risk Factors — In case of our bankruptcy or insolvency, any forward sale agreements will automatically terminate, and we would not receive the expected net proceeds from any forward sales of shares of our common stock under these agreements.”
The descriptions of certain provisions of the forward sale agreements appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of such forward sale agreements. A form of the forward sale agreement is included as an exhibit to the sales agreement, and the sales agreement has been or will be filed as an exhibit to the registration statement of which the accompanying prospectus is a part or to a document incorporated by reference in the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.
Other Relationships
Some or all of the Agents and Forward Purchasers and/or their respective affiliates have provided and in the future may provide investment banking, commercial banking and/or other financial services, including the provision of credit facilities, to us in the ordinary course of business for which they have received and may in the future receive compensation. In particular, as described below under “— Conflicts of Interest,” as of the date of this prospectus supplement affiliates of some of the Agents are lenders under our current revolving credit facility and our current term loan facility and certain Agents are dealers under our current commercial paper program.
In addition, in the ordinary course of their business activities, the Agents and the Forward Purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours. In the case of any Agents, Forward Purchasers or their respective affiliates that have lending relationships with us, certain of those Agents, Forward Purchasers and/or affiliates routinely hedge, and certain other of those Agents, Forward Purchasers and affiliates may hedge, their credit exposure to us consistent with their customary risk management policy. Typically those Agents, Forward Purchasers or affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in our securities. The Agents and the Forward Purchasers and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity, which as of the date of this prospectus supplement is also a lender under our current revolving credit facility and our current term loan facility, or its affiliate a fee in connection with this offering.
Conflicts of Interest
As described above under “Use of Proceeds,” we intend to use any net cash proceeds we receive from the issuance and sale by us of any shares of our common stock to or through the Agents and any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers for general corporate purposes, which may include, among other things, the repayment or repurchase of our indebtedness (including borrowings under our revolving credit facility, term loan facility or commercial paper program).
Affiliates of some of the Agents are, as of the date of this prospectus supplement, lenders under our current revolving credit facility and current term loan facility, and affiliates of some or all of the Agents may in the future be lenders under any new credit facilities or any amendments, restatements or replacements of these current credit facilities that we may in the future enter into or become a party to from time to time. In addition, some of the Agents are and other Agents in the future may become dealers under our current commercial paper program, one or more of the Agents may be dealers under any new commercial paper program that we may in the future establish, and one or more of the Agents and/or their affiliates may hold borrowings outstanding under our current commercial paper program or any new commercial paper program we may in the future establish. Moreover, the Agents and their respective affiliates may from time to time hold other debt securities or indebtedness of ours.
As described above, any net cash proceeds we receive from this offering or from settlement under any forward sale agreements we enter into may be used to repay borrowings under any such existing or future credit facilities or commercial paper programs or to repay or repurchase any such other debt securities or indebtedness. To the extent that we use net cash proceeds, if any, we receive from this offering or from settlement under any forward sale agreements to repay borrowings under any such credit facilities under which affiliates of any of the Agents are lenders or to repay commercial paper borrowings held by any of the Agents or their respective affiliates, such Agents or affiliates, as the case may be, will receive proceeds from this offering or from settlement under any such forward sale agreements, as applicable, through the repayment of those borrowings. Likewise, to the extent that we use net cash proceeds, if any, we receive from this offering or from settlement under any forward sale agreements to repay or repurchase any such other debt securities or indebtedness of ours that may be held by any of the Agents or their respective affiliates, such Agents or affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreements, as applicable, through the repayment or repurchase of such other debt securities or indebtedness. The amount received by any Agent and its respective affiliates, as applicable, from any repayment or repurchase of those borrowings and/or any such debt securities or indebtedness may exceed 5% of the net proceeds of this offering (not including the Agents’ discounts and commissions). Nonetheless, in accordance with FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Agent, acting as Forward Seller, shares of our common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). Each Forward Purchaser will be either an Agent or an affiliate of an Agent. As a result, an Agent or its affiliate will receive the net proceeds from any sale of borrowed shares of our common stock made in connection with any forward sale agreements.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
For a discussion of certain material United States federal income tax consequences regarding our company and an investment in our common stock, please see “United States Federal Income Tax Considerations” in the accompanying prospectus, as the same may be amended, supplemented and, if applicable, superseded (in whole or in part) from time to time by information appearing in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC after the date of this prospectus supplement (excluding any such reports, portions thereof, exhibits thereto or other information included therein that is deemed to have been “furnished” to and not “filed” with the SEC, including, without limitation, any information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits “furnished” pursuant to Item 9.01 of Form 8-K) that are incorporated by reference in the accompanying prospectus. Prospective investors in our common stock should consult their tax advisors regarding the United States federal income and other tax considerations to them of the acquisition, ownership and disposition of our common stock offered by this prospectus supplement.
LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland. Certain legal matters relating to this offering will be passed upon for us by Latham & Watkins LLP, Costa Mesa, California. Sidley Austin LLP, San Francisco, California will act as counsel for the Agents and the Forward Purchasers. As of August 17, 2021, William J. Cernius, a partner of Latham & Watkins LLP, beneficially owned approximately 9,148 shares of our common stock. As of August 17, 2021, Eric S. Haueter, a partner of Sidley Austin LLP, beneficially owned approximately 10,562 shares of our common stock.
EXPERTS
The consolidated financial statements of Realty Income Corporation and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and financial statement schedule III, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference in the accompanying prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference therein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change to the accounting for leases.
The consolidated financial statements, and the related financial statement schedules, of VEREIT, Inc., as incorporated by reference into the accompanying prospectus, and the effectiveness of VEREIT, Inc.’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated therein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements, and the related financial statement schedules, of VEREIT Operating Partnership, L.P., as incorporated by reference into the accompanying prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated therein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE
As described in the accompanying prospectus under the caption “Incorporation by Reference,” we have incorporated by reference in the accompanying prospectus specified documents that we have filed or may file with the SEC under the Exchange Act. However, no document, exhibit or information or portion thereof that we have “furnished” or may in the future “furnish” to (rather than “file” with) the SEC shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

PROSPECTUS
REALTY INCOME CORPORATION
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants

Realty Income Corporation, a Maryland corporation, may from time to time offer and sell the securities identified above (collectively referred to as our “securities”), in one or more offerings, in separate series or classes, and in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus or other offering materials.
The specific terms of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials, which will contain specific information about the offering and the amounts, prices and, if applicable, terms of the securities being offered.
The specific terms of any securities we may offer may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate, among other purposes, to preserve our status as a real estate investment trust, or REIT, for United States federal income tax purposes. The applicable prospectus supplement or other offering materials may also contain information, where applicable, about United States federal income tax considerations relevant to, and any exchange listing of, the securities covered by the prospectus supplement or other offering materials, as the case may be. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering or the securities being offered. You should carefully read this prospectus and the applicable prospectus supplement, as well as any other offering materials we provide you in connection with any offering of securities, before you invest in any of our securities.
Our securities may be offered directly, through agents designated from time to time by us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement or other offering materials. See the sections of this prospectus entitled “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our common stock is traded on the New York Stock Exchange under the symbol “O.” On June 25, 2021, the last reported sale price of our common stock on the New York Stock Exchange was $68.13 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 29, 2021.

i

ABOUT THIS PROSPECTUS
Unless this prospectus otherwise indicates or the context otherwise requires, all references to “Realty Income,” “Company,” “our company,” “our,” “us” and “we” in this prospectus mean Realty Income Corporation, a Maryland corporation, and its subsidiaries on a consolidated basis, and references to our “clients” mean our tenants.
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act. Under this shelf registration process, we may, from time to time, offer and sell any of the securities, or any combination of the securities, described in this prospectus in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement and may provide you with a free writing prospectus or other offering materials (collectively, “offering materials”) that will contain specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement or other offering materials may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement or other offering materials, you should rely on the information in the applicable prospectus supplement or other offering materials. Before purchasing any securities, you should carefully read this prospectus, the applicable prospectus supplement and any other offering materials we may provide you in connection with the offering of those securities, together with the documents incorporated and deemed to be incorporated by reference in this prospectus, which incorporated documents may be obtained as described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and any schedules. Statements contained or incorporated by reference in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement or a document incorporated or deemed to be incorporated by reference in this prospectus, we refer you to the actual exhibit for a complete description of the matters involved, and any statements contained or incorporated by reference in this prospectus or any prospectus supplement or any other offering materials we may provide you regarding those contracts, agreements or other documents are subject to, and qualified in their entirety by reference to, the complete terms of those documents. You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus and, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any other offering materials prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not offer or sell any securities in any jurisdiction where, or to any person to whom, such offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement and any other offering materials we may provide you in connection with an offering of securities is accurate only as of the respective dates of those documents, and that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the respective dates on which those documents were filed with the SEC, in each case unless we expressly indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus, any accompanying prospectus supplement and any related offering materials we may provide you in connection with an offering of securities, and any documents incorporated or deemed to be incorporated by reference in this prospectus contain or may contain information regarding the industry, markets, submarkets and sectors in which we operate or expect to operate or related demographic data, all of which is based upon information from third party sources (which may include, among other things, industry and governmental publications and websites and data prepared or made available by market research firms) and, in some cases, our own internal estimates. We believe that these sources and estimates are reliable, but this information (whether obtained from third-party sources or based on our internal estimates) is subject to assumptions, estimates and other uncertainties, and we have not independently verified any of this information and cannot guarantee its accuracy or completeness.
THE COMPANY
Realty Income, The Monthly Dividend Company®, is an S&P 500 company dedicated to providing stockholders with dependable monthly dividends that increase over time. We are structured as a real estate investment trust, or REIT, requiring us annually to distribute at least 90% of our taxable income (excluding net capital gains) in the form of dividends to our stockholders. The monthly dividends are supported by the cash flow generated from real estate owned under long-term lease agreements with our commercial clients.
We were founded in 1969, and listed on the New York Stock Exchange (NYSE: O) in 1994. For over 52 years, we have been acquiring and managing freestanding commercial properties that generate rental revenue under long-term lease agreements with our commercial clients. We are a member of the S&P 500 Dividend Aristocrats® index for having increased our dividend every year for over 25 consecutive years.
At March 31, 2021, we owned a diversified portfolio:
•
Of 6,662 properties;

•
With an occupancy rate of 98.0%, or 6,531 properties leased and 131 properties available for lease or sale;

•
Doing business in 56 separate industries;

•
Located in all U.S. states, Puerto Rico and the United Kingdom (U.K.);

•
With approximately 114.2 million square feet of leasable space;

•
With a weighted average remaining lease term (excluding rights to extend a lease at the option of the client) of approximately 8.9 years; and

•
With an average leasable space per property of approximately 17,150 square feet; approximately 12,420 square feet per retail property and 250,670 square feet per industrial property.

Of the 6,662 properties in the portfolio at March 31, 2021, 6,621, or 99.4%, are single-client properties, of which 6,494 were leased, and the remaining are multi-client properties.
Our principal executive offices are located at 11995 El Camino Real, San Diego, California 92130 and our telephone number is (858) 284-5000.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. In evaluating an investment in our securities, you should carefully consider the risk factors described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and, if applicable, in any of our subsequent Quarterly Reports on Form 10-Q and any amendments thereto filed with the SEC, which are incorporated or deemed to be incorporated by reference in this prospectus, and the risk factors related to our proposed merger (the “Merger”) with VEREIT, Inc. (“VEREIT”) described and referred in Exhibit 99.4 to, and under the captions “Supplemental Risk Factors” and “Forward-Looking Statements” in, our Current Report on Form 8-K filed with the SEC on June 4, 2021 (such Current Report on Form 8-K, together with the Exhibits thereto, in each case as the same may be amended or supplemented from time to time, is hereinafter called the “June 4 Form 8-K”), which is incorporated by reference herein and may be obtained as described under “Where You Can Find More Information” below, as well as the information in Exhibits 99.1 and 99.2 to the June 4 Form 8-K, the information in our Current Report on Form 8-K filed with the SEC on June 29, 2021, including Exhibit 99.1 thereto (such Current Report on Form 8-K, together with such Exhibit 99.1 thereto, in each case as the same may be amended or supplemented from time to time, is hereinafter called the “June 29 Form 8-K”), which is also incorporated by reference herein and may be obtained as described under “Where You Can Find More Information” below, and the other risks and uncertainties described in those documents, this prospectus, the applicable prospectus supplement and any other offering materials we may provide to you in connection with an offering of our securities and the other documents incorporated and deemed to be incorporated by reference in this prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. You should also carefully consider the risks described below in the section entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplements or other offering materials and the documents incorporated or deemed to be incorporated by reference herein or therein contain, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. When used in this prospectus, any related prospectus supplements or other offering materials and the documents incorporated or deemed to be incorporated by reference herein or therein, the words “estimated,” “anticipated,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, discussions of strategy, plans and intentions and statements regarding estimated or future results of operations, financial condition or prospects (including, without limitation, estimated and future funds from operations (“FFO”), adjusted funds from operations (“AFFO”) and normalized and adjusted FFO and net income, estimated initial weighted average contractual lease rates, estimated square footage of properties under development or expansion, the timing and terms of potential or planned acquisitions, statements regarding the payment, dependability and amount of and potential increases in future common stock dividends, statements regarding future cash flow or cash generation, statements regarding our ability to meet our liquidity needs, and statements regarding the anticipated or projected impact of our proposed Merger (as defined below) with VEREIT (as defined below), if consummated, on our business, results of operations, financial condition or prospects). Forward-looking statements regarding the anticipated or projected impact of the proposed Merger may include, without limitation, statements regarding potential impacts on our AFFO, general and administrative and other corporate expenses, leverage ratios and other credit metrics if the Merger is consummated; potential changes in our interest expense from refinancing or repaying outstanding VEREIT indebtedness or preferred equity subsequent to the Merger, if consummated, and potential interest rates at which such indebtedness and preferred equity could be refinanced; statements regarding the potential impact of the Merger, if consummated, on our cash flow and dividend coverage durability; pro forma information regarding the combined company assuming the Merger is consummated, including our pro forma results of operations and financial condition as reflected in our unaudited pro forma condensed combined financial statements incorporated by reference in this prospectus and our pro forma total enterprise value, pro forma number of properties, pro forma annualized contractual rent, pro forma weighted average lease term, pro forma occupancy, pro forma client and industry concentrations, pro forma percentage of investment grade clients, pro forma estimated gross acquisition volume, pro forma capitalization, pro forma leverage ratios and other pro forma credit metrics; and whether certain office properties owned by us and VEREIT can be successfully spun-off into a new publicly-traded company subsequent to the Merger, if it occurs, or sold, and the metrics regarding the office properties that may be spun-off or sold, including number of properties, total contractual rent, weighted average lease term, client concentration and percentage of investment grade clients. Likewise, all such pro forma financial statements and other pro forma information has been prepared on the basis of certain assumptions and estimates and is subject to other uncertainties and does not purport to reflect what our actual results of operations or financial condition or this other pro forma information would have been had the Merger been consummated on the dates assumed for purposes of such pro forma financial statements and information or to be indicative of our financial condition, results of operations or metrics as of or for any future date or period. In that regard, there can be no assurance that the proposed Merger will be consummated on the terms or timeline currently contemplated, or at all. Forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:
•
Our access to capital and other sources of funding;

•
Our anticipated growth strategies;

•
Our intention to acquire additional properties and the timing of these acquisitions;

•
Our intention to sell properties and the timing of these property sales;

•
Our intention to re-lease vacant properties;

•
Anticipated trends in our business, including trends in the market for long-term net leases of freestanding, single-client properties;

•
Future expenditures for development projects;

•
The impact of the COVID-19 pandemic, or future pandemics, on us, our business, our clients, or the economy generally; and

•
The structure, timing and potential completion of the proposed merger (the “Merger”) between us and VEREIT, Inc. (“VEREIT”) and uncertainties regarding whether the anticipated benefits or results of the proposed Merger, if consummated, will be achieved.

Future events and actual results, financial and otherwise, may differ materially from the results discussed in or implied by the forward-looking statements. In particular, forward-looking statements regarding estimated or future results of operations or financial condition or the estimated or potential impact of the proposed Merger are based upon numerous assumptions and estimates and are inherently subject to substantial uncertainties and actual results of operations, financial condition and the impacts of the Merger (if consummated) may differ materially from those expressed or implied in the forward-looking statements, particularly if actual events differ from those reflected in the estimates and assumptions upon which such forward-looking statements are based. Some of the factors that could cause actual results to differ materially are:
•
Our continued qualification as a real estate investment trust;

•
General domestic and foreign business and economic conditions;

•
Competition;

•
Fluctuating interest and currency rates;

•
Access to debt and equity capital markets;

•
Continued volatility and uncertainty in the credit markets and broader financial markets;

•
Other risks inherent in the real estate business, including our clients’ defaults under leases, potential liability relating to environmental matters, illiquidity of real estate investments and potential damages from natural disasters;

•
Impairments in the value of our real estate assets;

•
Changes in income tax laws and rates;

•
The continued evolution of the COVID-19 pandemic and the measures taken to limit its spread, and its impacts on us, our business, our clients, or the economy generally;

•
The timing and pace of reopening efforts at the local, state and national level in response to the COVID-19 pandemic and any developments, such as unexpected surges in COVID-19 cases, that cause a delay in or postponement of reopenings;

•
The outcome of any legal proceedings to which we are a party or which may occur in the future;

•
Acts of terrorism and war;

•
Any effects of the announcement, pendency or potential completion of the proposed Merger on us and uncertainties regarding whether the anticipated benefits or results of the proposed Merger, if consummated, will be achieved; and

•
the risks and uncertainties referred to under the caption “Risk Factors” above.

Additional factors that may cause future events and actual results, financial or otherwise, to differ, potentially materially, from those discussed in or implied by the forward-looking statements include the risks and uncertainties discussed in the section “Risk Factors” in this prospectus and any prospectus supplement, the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K (as amended, if applicable) and the sections entitled “Risk Factors” (if applicable) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our subsequent Quarterly Reports on Form 10-Q (as amended, if applicable), if any, and also include risks and other information discussed in those and other documents that are incorporated or deemed to be incorporated by reference in this prospectus and in the prospectus supplement and any other offering materials relating to any offering of our securities.
You are cautioned not to place undue reliance on forward-looking statements contained or incorporated by reference in this prospectus, any related prospectus supplements or other offering materials. Those forward-looking statements are not guarantees of future performance and speak only as of the respective dates of those documents or, in the case of documents incorporated or deemed to be incorporated by reference in this prospectus, as of the respective dates those documents were filed with the SEC and we undertake no obligation to update any such forward-looking statements or to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the respective dates or filing dates, as the case may be, of those documents or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, the forward-looking events discussed in this prospectus, any related prospectus supplements or other offering materials, and the documents incorporated by reference herein and therein might not occur.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES
General
This prospectus describes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement, a pricing supplement or other offering materials. We will also indicate in the supplement or other offering materials whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. Our debt securities will be our direct obligations and they may be secured or unsecured, senior or subordinated indebtedness. We may issue our debt securities under one or more indentures. Each indenture and the certificate or certificates evidencing the debt securities of each series will be in the form filed or incorporated by reference as an exhibit to the registration statement containing this prospectus, a post-effective amendment to the registration statement or a document incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information.” The form of indenture is subject to any amendments or supplements that may be adopted from time to time. We will enter into each indenture with a trustee and the trustee for each indenture may be the same. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. Unless otherwise expressly stated in the applicable prospectus supplement, the debt securities will be issued under an indenture dated as of October 28, 1998 between us and The Bank of New York Mellon Trust Company, N.A., as successor trustee, a copy of which has been incorporated by reference as an exhibit to the registration statement containing this prospectus. Because this description of debt securities is a summary, it does not contain all the information that may be important to you and this description is subject to, and qualified in its entirety by reference to, the form of the applicable indenture and the certificate evidencing the debt securities of the applicable series. You should read the applicable indenture and the form of certificate evidencing the applicable debt securities in their entirety to assure that you have all the important information you need to make any required decisions. Unless otherwise expressly stated or the context otherwise requires, all references to the “Company,” “Realty Income,” “our,” “we” and “us” and all similar references appearing under this caption “Description of Debt Securities” mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries. All other capitalized terms used, but not defined, in this section shall have the meanings set forth in the applicable indenture.
Terms
The particular terms of any series of our debt securities will be described in a prospectus supplement or other offering materials. Additionally, any applicable modifications of or additions to the general terms of our debt securities, described in this prospectus and in the applicable indenture, will also be described in a prospectus supplement or other offering materials. Accordingly, for a description of the terms of any series of our debt securities, you must refer to both the prospectus supplement or other offering materials, if any, relating to those debt securities and the description of the debt securities set forth in this prospectus. If any particular terms of our debt securities, described in a prospectus supplement or other offering materials, differ from any of the terms described in this prospectus, then those terms as set forth in the relevant prospectus supplement or other offering materials will control.
Except as set forth in any prospectus supplement or other offering materials, our debt securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time by our board of directors, a committee of the board of directors or as set forth in the applicable indenture or one or more supplements to that indenture. All of our debt securities of one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional debt securities without the consent of the holders of the debt securities of that series.
Each indenture will provide that we may, but need not, designate more than one trustee for the indenture, each with respect to one or more series of our debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of our debt securities, and a successor trustee may be appointed to act with respect to that series. If two or more persons are acting as trustee to different series of our debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee and, except as otherwise indicated in this prospectus, any action taken by a trustee may be taken by that trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

This summary sets forth certain general terms and provisions of our indentures and our debt securities. For a detailed description of a specific series of debt securities, you should consult the prospectus supplement or other offering materials for that series. The prospectus supplement or other offering materials will contain the following information, to the extent applicable:
(1)
the title and ranking of those debt securities;

(2)
the aggregate principal amount of those debt securities and any limitation thereon;

(3)
the price at which those debt securities will be issued and, if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of those debt securities that is convertible into other securities offered hereby, or the method by which any convertible portion of those debt securities shall be determined;

(4)
if those debt securities are convertible, the terms on which they are convertible, including the initial conversion price or rate and conversion period and, in connection with the preservation of our status as a REIT, any applicable limitations on the ownership or transferability of the securities into which those debt securities are convertible;

(5)
the date or dates, or the method for determining the date or dates, on which the principal of those debt securities will be payable;

(6)
the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which those debt securities will bear interest, if any;

(7)
the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates upon which that interest will be payable, the record dates for payment of that interest, or the method by which any of those dates shall be determined, the persons to whom that interest shall be payable, and the basis upon which that interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(8)
the place or places where the principal of (and premium, if any) and interest, if any, on debt securities will be payable, where debt securities may be surrendered for conversion, registration of transfer or exchange and where notices or demands to or upon us relating to debt securities and the indenture may be served;

(9)
the period or periods, if any, within which, the price or prices at which, and the terms and conditions upon which those debt securities may be redeemed, as a whole or in part, at our option;

(10)
our obligation, if any, to redeem, repay or purchase those debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of those debt securities, and the period or periods within which, the price or prices at which, and the terms and conditions upon which, those debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to this obligation;

(11)
if other than U.S. dollars, the currency or currencies in which those debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(12)
whether the amount of payments of principal of (and premium, if any) or interest, if any, on those debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts shall be determined;

(13)
whether those debt securities will be issued in certificated and/or book-entry form, and, if in book-entry form, the identity of the depositary for those debt securities;

(14)
whether those debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $2,000 and any integral multiple of $1,000 in excess thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

(15)
the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable indenture, or any modification of the indenture;

(16)
any deletions from, modifications of or additions to the events of default or our covenants with respect to those debt securities;

(17)
whether and under what circumstances we will pay any additional amounts on those debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem those debt securities in lieu of making this payment;

(18)
the subordination provisions, if any, relating to those debt securities;

(19)
the provisions, if any, relating to any security provided for those debt securities; and

(20)
any other terms of those debt securities.

If the applicable prospectus supplement provides or other offering materials provide, we may issue the debt securities at a discount below their principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of the maturity thereof (“Original Issue Discount Securities”). In those cases, any material United States federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement or other offering materials.
Denominations, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement or other offering materials, the debt securities of any series will be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Unless otherwise described in the applicable prospectus supplement or other offering materials, we will pay the principal of (and premium, if any) and interest on any series of debt securities at the applicable trustee’s corporate trust office, the address of which will be set forth in the applicable prospectus supplement or other offering materials, provided however, that unless otherwise provided in the applicable prospectus supplement or other offering materials, we may make interest payments (1) by check mailed to the address of the person entitled to the payment as that address appears in the applicable register for those debt securities, or (2) by wire transfer of funds to the person at an account maintained within the United States.
Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of those debt securities at the office of any transfer agent we designate for that purpose. In addition, subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series may be surrendered for conversion or registration of transfer thereof at the office of any transfer agent we designate for that purpose. Every debt security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer and the person requesting that transfer must provide evidence of title and identity satisfactory to us and the applicable transfer agent. No service charge will be made for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time rescind the designation of any transfer agent appointed with respect to the debt securities of any series or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

Neither we nor any trustee shall be required to:
•
issue, register the transfer of, or exchange debt securities of any series if that debt security may be among those selected for redemption during a period beginning at the opening of business 15 days before the mailing or first publication, as the case may be, of notice of redemption of those debt securities and ending at the close of business on

1.
the day of mailing of the relevant notice of redemption if the debt securities of that series are issuable only in registered form, or

2.
the day of the first publication of the relevant notice of redemption if the debt securities of that series are issuable in bearer form, or

3.
the day of mailing of the relevant notice of redemption if those debt securities are issuable in both bearer and registered form and there is no publication; or

•
register the transfer of or exchange any debt security in registered form, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

•
exchange any debt security in bearer form selected for redemption, except in exchange for a debt security of that series in registered form that is simultaneously surrendered for redemption; or

•
issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the holder’s option, except the portion, if any, of that debt security not to be repaid.

No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities of any series will not contain any provisions which may afford holders of the debt securities of such series protection in the event of a change of control of Realty Income or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Merger, Consolidation or Sale of Assets
Each indenture will provide that we will not consolidate with, sell, lease or convey all or substantially all of our assets to, or merge with or into, any person unless:
•
either we shall be the continuing entity, or the successor person (if not us) formed by or resulting from the consolidation or merger or which shall have received the transfer of the assets shall be a corporation organized and existing under the laws of the United States or any State thereof and shall expressly assume (1) our obligation to pay the principal of (and premium, if any) and interest on all the debt securities issued under the indenture and (2) the due and punctual performance and observance of all the covenants and conditions contained in the indenture and in the debt securities to be performed or observed by us;

•
immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any Subsidiary as a result of the transaction as having been incurred, and treating any liens on any property or assets of ours or any Subsidiary that are incurred, created or assumed as a result of the transaction as having been created, incurred or assumed, by us or the Subsidiary at the time of the transaction, no event of default under the indenture, and no event that, after notice or the lapse of time, or both, would become an event of default, shall have occurred and be continuing; and

•
an officers’ certificate and legal opinion covering these conditions shall be delivered to the trustee.

Certain Covenants
Existence.   Except as permitted under the heading above entitled “— Merger, Consolidation or Sale of Assets,” we will be required under each indenture to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, all material rights (by charter, bylaws and statute) and all material franchises; provided, however, that we shall not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business.
Maintenance of Properties.   Each indenture will require us to cause all of our material properties used or useful in the conduct of our business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will require us to cause to be made all necessary repairs, renewals, replacements, betterments and improvements to those properties, as in our judgment may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that we and our Subsidiaries shall not be prevented from selling or otherwise disposing of these properties for value in the ordinary course of business.
Insurance.   Each indenture will require us to, and to cause each of our Subsidiaries to, keep in force upon all of our and their properties and operations policies of insurance carried with responsible companies in such amounts and covering all risks as shall be customary in the industry in accordance with prevailing market conditions and availability.
Payment of Taxes and Other Claims.   Each indenture will require us to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed on us or any of our Subsidiaries or upon the income, profits or property of us or any of our Subsidiaries and (b) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon our property or the property of any Subsidiary; provided, however, that we shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which we are contesting in good faith through appropriate proceedings.
Provisions of Financial Information.   Whether or not we are subject to Section 13 or 15(d) of the Exchange Act, we will be required by each indenture, within 15 days after each of the respective dates by which we would have been required to file annual reports, quarterly reports and other documents with the SEC if we were subject to those Sections of the Exchange Act to:
•
transmit by mail to all holders of debt securities issued under the indenture, as their names and addresses appear in the applicable register for those debt securities, without cost to the holders, copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections;

•
file with the applicable trustee copies of the annual reports, quarterly reports and other documents that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject to those Sections; and

•
supply promptly, upon written request and payment of the reasonable cost of duplication and delivery, copies of these documents to any prospective holder of the debt securities.

Except as may otherwise be provided in the prospectus supplement or other offering materials relating to any series of debt securities, the term “Subsidiary,” as used in any indenture means any other person of which more than 50% of (a) the equity or other ownership interests or (b) the total voting power of shares of capital stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or general or managing partners thereof is at the time owned by us or one or more of our Subsidiaries or a combination thereof.
Additional Covenants.   If we make any additional covenants with respect to any series of debt securities, those covenants will be set forth in the prospectus supplement or other offering materials relating to those debt securities.
Events of Default, Notice and Waiver
Unless otherwise provided in the applicable indenture, each indenture will provide that the following events are “events of default” for any series of debt securities issued under it:

(1)
default for 30 days in the payment of any installment of interest on any debt security of that series;

(2)
default in the payment of the principal of (or premium, if any, on) any debt security of that series when due, whether at stated maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise;

(3)
default in the deposit of any sinking fund payment, when and as due by the terms of any debt security of that series;

(4)
default in the performance of any of our other covenants contained in the indenture or in any debt security of that series (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than that series), which continues for 60 days after written notice is given to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the outstanding debt securities of that series;

(5)
default under any bond, debenture, note or other evidence of indebtedness for money borrowed by us or any of our Subsidiaries (including obligations under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, but not including any indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us or any of our Subsidiaries (including such leases, but not including such indebtedness or obligations for which recourse is limited to property purchased) in an aggregate principal amount in excess of $25,000,000, whether the indebtedness exists at the date of the relevant indenture or shall thereafter be created, which default shall have resulted in the indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable or which default shall have resulted in the obligation being accelerated, without the acceleration having been rescinded or annulled;

(6)
certain events of bankruptcy, insolvency or reorganization with respect to us or any of our Significant Subsidiaries; or

(7)
any other event of default provided with respect to a particular series of debt securities.

The term “Significant Subsidiary” as used above has the meaning ascribed to the term in Rule 1-02 of Regulation S-X promulgated under the Securities Act, as the Regulation was in effect on January 1, 1996.
If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are Original Issue Discount Securities or Indexed Securities, that portion of the principal amount as may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after the declaration of acceleration with respect to debt securities of a series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences if:
•
we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of that series (other than principal that has become due solely as a result of the acceleration), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•
all events of default, other than the nonpayment of accelerated principal (or specified portion thereof), premium, if any, and interest with respect to debt securities of that series, have been cured or waived as provided in the indenture.

Each indenture will also provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except:

•
a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series; or

•
a default in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected by the default.

Each indenture will require each trustee to give notice of a default under the indenture to the holders of debt securities within 90 days unless the default shall have been cured or waived, subject to certain exceptions; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of that series or in the payment of any sinking fund installment in respect of any debt security of that series) if specified Responsible Officers of the trustee consider a withholding to be in those holders’ interest.
Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no direction inconsistent with the written request has been given to the trustee during the 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on those debt securities at the respective due dates thereof.
Each indenture will provide that, subject to provisions in the Trust Indenture Act of 1939 relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of any series of the debt securities then outstanding under the indenture, unless those holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee; provided that the direction shall not conflict with any rule of law or the indenture, and provided further that the trustee may refuse to follow any direction that may involve the trustee in personal liability or that may be unduly prejudicial to the holders of debt securities of that series not joining in the direction to the trustee.
Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of several specified officers, stating whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.
Modification of the Indenture
Modifications and amendments of any indenture will be permitted with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities of each series issued under the indenture affected by the modification or amendment; provided, however, that no modification or amendment may, without the consent of the holder of each debt security affected thereby:
•
change the stated maturity of the principal of, or any installment of principal of, or interest (or premium, if any) on any debt security;

•
reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of any debt security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity of the Original Issue Discount Security or would be provable in bankruptcy, or adversely affect any right of repayment at the option of the holder of any debt security (or reduce the amount of premium payable upon any repayment);

•
change the place of payment, or the coin or currency, for payment of principal of (or premium, if any) or interest on any debt security;

•
impair the right to institute suit for the enforcement of any payment on or with respect to any debt security when due;

•
reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture to waive compliance with certain provisions of the indenture or certain defaults and consequences under the indenture or to reduce the quorum or voting requirements set forth in the indenture; or

•
modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The holders of a majority in aggregate principal amount of outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive (insofar as that series is concerned) our compliance with certain restrictive covenants in the applicable indenture.
We, along with the trustee, shall be permitted to modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:
•
to evidence the succession of another person to our obligations under the indenture;

•
to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of the indenture to provide that debt securities in bearer form may be registerable as to principal or to change or eliminate any restrictions on the payment of principal of or any premium or interest on debt securities in bearer form or to make certain other provisions relating to debt securities in bearer form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to change or eliminate any provisions of the indenture, provided that any such change or elimination does not apply to any outstanding debt securities of a series created prior to the date of the amendment or supplement that are entitled to the benefit of that provision;

•
to secure the debt securities;

•
to establish the form or terms of debt securities of any series, including the provisions and procedures, if applicable, for the conversion of debt securities into common stock or preferred stock;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to cure any ambiguity or to correct any defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture, provided, however, that such action shall not adversely affect the interests of holders of debt securities of any series in any material respect; or

•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and discharge of any series of debt securities, provided, however, that this action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect.

Each indenture will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver described in the indenture or whether a quorum is present at a meeting of holders of debt securities:
•
the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal of that security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

•
the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for the debt security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the debt security of the amount determined as provided in the first bullet above);

•
the principal amount of an Indexed Security that shall be deemed outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security in the applicable prospectus supplement; and

•
debt securities owned by us or any other obligor upon the debt securities or any affiliate of ours or of the other obligor shall be disregarded.

Each indenture will contain provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the trustee, and also, upon our request or request of the holders of at least 10% in principal amount of the outstanding debt securities of a series, in any case upon notice given as provided in the indenture. Except for any consent or waiver that must be given by the holder of each debt security affected thereby, any resolution presented at a meeting or at an adjourned meeting duly reconvened at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of the series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The persons holding or representing a majority in principal amount of the outstanding debt securities of a series shall constitute a quorum for a meeting of holders of that series; provided, however, that if any action is to be taken at a meeting with respect to a consent or waiver that may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of that series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.
Notwithstanding the foregoing provisions, each indenture will provide that if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of that series and one or more additional series: (a) there shall be no minimum quorum requirement for the meeting and (b) the principal amount of the outstanding debt securities of all those series that are entitled to vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.
Discharge, Defeasance and Covenant Defeasance
Unless otherwise indicated in the applicable prospectus supplement or other offering materials, upon our request any indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified in our request (except as to certain limited provisions of the indenture which shall survive) when either (a) all debt securities of that series have been delivered to the trustee for cancellation or (b) all debt securities of that series have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) and we have irrevocably deposited with the applicable trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable an amount sufficient to pay the entire indebtedness on those debt securities in respect of principal (and premium, if any) and interest to the date of the deposit (if those debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

Each indenture will provide that, unless otherwise indicated in the applicable prospectus supplement or other offering materials, we may elect either to:
•
defease and be discharged from any and all obligations with respect to any series of debt securities (except for the obligation, if any, to pay additional amounts in respect of certain taxes imposed on non-U.S. holders of debt securities and the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold money for payment in trust) (“defeasance”); or

•
be released from our obligations with respect to certain covenants (which will be described in the relevant prospectus supplement or other offering materials) applicable to the debt securities under the applicable indenture (which may include, subject to a limited exception, the covenants described under “— Certain Covenants”), and any omission to comply with these obligations shall not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”), in either case upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to those debt securities that through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the scheduled due dates.
A trust may only be established if, among other things, we have delivered to the applicable trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of those debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. Additionally, in the case of defeasance, an opinion of counsel must refer to and be based on a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable United States federal income tax law occurring after the date of the applicable indenture. In the event of defeasance, the holders of those debt securities will thereafter be able to look only to the trust fund for payment of principal (and premium, if any) and interest.
“Government Obligations” means securities that are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or the other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by a custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.
Unless otherwise provided in the applicable prospectus supplement or other offering materials, if after we have deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to debt securities of any series:
•
the holder of a debt security of that series is entitled to, and does, elect pursuant to the applicable indenture or the terms of that debt security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of that debt security, or

•
a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made,

then the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on that debt security as they become due out of the proceeds yielded by converting the amount or other property so deposited in respect of that debt security into the currency, currency unit or composite currency in which that debt security becomes payable as a result of the election or Conversion Event based on the applicable market exchange rate in effect on the second business day prior to each payment date. “Conversion Event” means the cessation of use of:
•
a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institution of or within the international banking community; or

•
any currency unit or composite currency for the purposes for which it was established.

In the event we effect a covenant defeasance with respect to any debt securities and those debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default due to a breach of any of the covenants as to which there has been covenant defeasance (which covenants would no longer be applicable to those debt securities as a result of such covenant defeasance), the cash and Government Obligations on deposit with the applicable trustee may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. We would, however, remain obligated to make payment of the amounts due at the time of acceleration.
The applicable prospectus supplement or other offering materials may further describe the provisions, if any, permitting the defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common stock, preferred stock or other securities offered hereby will be set forth in the applicable prospectus supplement or other offering materials relating to those debt securities. The terms will include whether the debt securities are convertible into common stock, preferred stock, or other securities offered hereby, and the conversion price or rate (or manner of calculation thereof), and may include, if applicable, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price or rate and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion, including restrictions directed at maintaining our REIT status.
Unclaimed Payments
We will be repaid for all amounts we pay to a paying agent or a trustee for the payment of the principal of or any premium or interest on any debt security that remains unclaimed at the end of two years after the principal, premium or interest has become due and payable, and the holder of that debt security may look only to us for payment of the principal, premium or interest.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities (the “Global Securities”) that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or other offering materials relating to that series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement or other offering materials relating to that series.

DESCRIPTION OF COMMON STOCK
We have authority to issue 740,200,000 shares of our common stock, $0.01 par value per share. As of June 25, 2021, we had outstanding 379,807,775 shares of our common stock.
General
The following description of our common stock sets forth certain general terms and provisions of our common stock to which any prospectus supplement or other offering materials may relate, including a prospectus supplement or other offering materials relating to shares of our common stock that may be issuable upon conversion of our debt securities, preferred stock or depositary shares or upon exercise of our warrants. The statements below and elsewhere in this prospectus, any accompanying prospectus supplement or any other offering materials we may provide you in connection with an offering of securities that describe certain terms and provisions of our common stock, charter or bylaws do not purport to be complete, do not contain all of the information that may be important to you, and are in all respects subject to, and qualified in their entirety by reference to, the Maryland General Corporation Law, or MGCL, and the applicable provisions of our charter and bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.” The following description should be read in conjunction with the information appearing in this prospectus under the captions “Restrictions on Ownership and Transfers of Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” (as such information may be amended or supplemented from time to time by information appearing in documents that we file with the SEC after the date of this prospectus supplement that are incorporated or deemed to be incorporated by reference herein or by information appearing in the applicable prospectus supplement or other offering materials we may provide you in connection with an offering of common stock) which provides important additional information about our common stock. Unless otherwise expressly stated or the context otherwise requires, all references to “our company,” “Realty Income,” “our,” “we” and “us” and all similar references appearing under this caption “Description of Common Stock” mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries.
Terms
Subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of stock, holders of our common stock are entitled to receive dividends when, as and if authorized by our board of directors and declared by us out of assets legally available therefor. The terms of any preferred stock we may issue in the future may provide for restrictions or prohibitions on the payment of dividends on, and the purchase of, our common stock and may also provide for holders of that class or series of preferred stock to receive preferential distributions in the event of our liquidation, dissolution or winding up before any payments may be made on our common stock. For additional information, see “General Description of Preferred Stock” in this prospectus and, if applicable, the articles supplementary classifying and designating shares of any class or series of preferred stock we may subsequently issue, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference in this prospectus or another document we file with the SEC, and the description of any such subsequently issued class or series of our preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for purposes of updating such descriptions, all of which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.”
Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock and to establish the number of shares in each class or series and to set the terms, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Thus, the board of directors could cause the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock or delay or prevent a tender offer or change of control of our company that might involve a premium price for shares of our common stock or otherwise be in their best interests, any of which could adversely affect the market price of our common stock. For additional information, see “General Description of Preferred Stock” and “Certain Provisions of Maryland Law and of our Charter and Bylaws — Effect of Certain Provisions of Maryland Law and our Charter and Bylaws.”
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our common stock (see “Restrictions on Ownership and Transfers of Stock” below), each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors (other than any directors to be elected exclusively by holders of our outstanding preferred stock or any other class or series of our stock) and, except as provided with respect to any other class or series of stock, the holders of shares of our common stock will possess the exclusive voting power.
Holders of our common stock do not have cumulative voting rights in the election of directors, which means that holders of more than 50% of all the shares of our common stock voting for the election of directors can elect all the directors standing for election (other than any directors to be elected exclusively by holders of our outstanding preferred stock or any other class or series of our stock) at the time if they choose to do so, and the holders of the remaining shares of our common stock cannot elect any such directors. All of our directors currently serve a one year term. Holders of shares of common stock do not have preemptive rights, which means they have no right under the charter, bylaws or Maryland law to acquire any additional shares of common stock that may be issued by us at a subsequent date. Holders of shares of common stock have no preference, conversion, exchange, sinking fund or redemption rights. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.
Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert into another entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by its stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that any such action shall be effective if approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter. Because the term “substantially all” of a corporation's assets is not defined in the MGCL, it is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular transaction. Accordingly, there may be uncertainty as to whether a sale of “substantially all” of our assets has taken place within the meaning of the MGCL provisions described above.
Restrictions on Ownership
For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, not more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, among other purposes, our charter contains provisions intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding shares of common stock. See “Restrictions on Ownership and Transfers of Stock” below.
Transfer Agent
The registrar and transfer agent for our common stock is Computershare Trust Company, N.A.

GENERAL DESCRIPTION OF PREFERRED STOCK
We are authorized to issue 69,900,000 shares of preferred stock, $0.01 par value per share. As of June 25, 2021, no shares of preferred stock were outstanding. For a description of some of the terms of any class or series of preferred stock we may issue in the future, see the articles supplementary classifying and designating shares of such class or series of preferred stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference in this prospectus or other document we file with the SEC, and the description of such class or series of preferred stock contained in the applicable Registration Statement on Form 8-A, including any subsequently filed amendments and reports filed for the purpose of updating such description, all of which may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.”
General
The following description of our preferred stock sets forth certain general terms and provisions of our preferred stock to which any prospectus supplement or other offering materials may relate. The statements below describing our preferred stock are not complete, do not contain all of the information that may be important to you and are in all respects subject to, and qualified in their entirety by reference to, the MGCL and the applicable provisions of our charter (including the applicable articles supplementary classifying and designating shares of a class or series of preferred stock) and our bylaws, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “Where You Can Find More Information” and “Incorporation by Reference.” The following description should be read in conjunction with the information appearing in this prospectus under the captions “Restrictions on Ownership and Transfers of Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws” (as such information may be amended or supplemented from time to time by information appearing in documents that we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein or by information appearing in the applicable prospectus supplement or other offering materials we may provide you in connection with an offering of preferred stock), which provides important additional information about our preferred stock. You should review our charter and bylaws and the articles supplementary classifying and designating shares of the applicable class or series of our preferred stock carefully before you invest. Unless otherwise expressly stated or the context otherwise requires, as used under this caption “General Description of Preferred Stock,” references to “our company,” “Realty Income,” “our,” “we” and “us,” and all similar references mean Realty Income Corporation, a Maryland corporation, excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.
Our charter authorizes our board of directors to classify and reclassify any unissued shares of common stock or preferred stock into, among other things, one or more classes or series of preferred stock. Prior to the issuance of shares of each class or series, our board is required by the MGCL and our charter to determine the number of shares of such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with dividend rights, rights to distributions in the event of our liquidation, dissolution or winding up, voting rights or other rights that could adversely affect the rights of holders of our common stock or any other class or series of our preferred stock or which could have the effect of delaying or preventing a tender offer or a change of control of our company that might involve a premium price for holders of our stock or otherwise be in their best interests, any of which could adversely affect the market price of our common stock or any class or series of our preferred stock. For additional information, see “Certain Provisions of Maryland Law and of our Charter and Bylaws — Effect of Certain Provisions of Maryland Law and our Charter and Bylaws.”
You should refer to the prospectus supplement or other offering materials relating to any class or series of our preferred stock offered thereby for specific terms of and other information concerning such class or series of preferred stock, including:

(1)
the title of such class or series of preferred stock;

(2)
the number of shares of such class or series of preferred stock offered, the liquidation preference per share and the offering price of such class or series of preferred stock;

(3)
the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation thereof, applicable to such class or series of preferred stock;

(4)
whether the dividends will be cumulative or not and, if cumulative, the date from which dividends on such class or series of preferred stock shall accumulate;

(5)
the procedures for any auction and remarketing, if any, for such class or series of preferred stock;

(6)
the provision for a sinking fund, if any, for such class or series of preferred stock;

(7)
any voting rights of such class or series of preferred stock, which may include, among other things, the right to elect one or more directors;

(8)
the provision for redemption, if applicable, of such class or series of preferred stock;

(9)
any listing of such class or series of preferred stock on any securities exchange;

(10)
the terms and conditions, if applicable, upon which such class or series of preferred stock will be convertible into common stock or other securities, including the conversion price or rate (or manner of calculation thereof);

(11)
a discussion of federal income tax considerations applicable to such class or series of preferred stock;

(12)
any limitations on actual, beneficial or constructive ownership of, and restrictions on transfer of, such class or series of preferred stock, in each case as may be appropriate to preserve our REIT status;

(13)
the relative ranking and preferences of such class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

(14)
whether liquidation preferences on such class or series of preferred stock will be counted as liabilities of ours in determining whether distributions to stockholders can be made under the MGCL;

(15)
any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with such class or series of preferred stock as to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

(16)
any other specific terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of such class or series of preferred stock.

Rank
Unless otherwise specified in the applicable prospectus supplement or other offering materials, the preferred stock of any class or series offered by this prospectus and the applicable prospectus supplement will rank, with respect to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up:
•
senior to all classes or series of our common stock and to all other equity securities issued by us other than equity securities referred to in the two immediately following bullet points;

•
on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred stock of such class or series with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up; and

•
junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred stock of such class or series with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up.

For these purposes, the term “equity securities” does not include convertible debt securities.
Restrictions on Ownership
For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement and certain other requirements relating to our tax status as a REIT, the articles supplementary establishing any class or series of preferred stock may contain provisions, which will be described in the applicable prospectus supplement or other offering materials, intended to limit the actual, beneficial or constructive ownership by a single person or entity of our outstanding preferred stock. See “Restrictions on Ownership and Transfers of Stock” below.
Transfer Agent
The transfer agent and registrar for any class or series of preferred stock will be set forth in the applicable prospectus supplement or other offering materials.

DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any depositary shares or warrants that may be offered and sold pursuant to this prospectus and such prospectus supplement. Among other things, we may issue depositary shares representing fractional interests in shares of a class or series of our preferred stock and we may issue warrants exercisable for any of our other securities offered by this prospectus.

RESTRICTIONS ON OWNERSHIP AND TRANSFERS OF STOCK
Internal Revenue Code Requirements
To maintain our REIT status under the Code, not more than 50% in value of our outstanding shares of stock may be owned, actually or constructively, by or for five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. In addition, if we, or an owner of 10% or more of our stock, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership or limited liability company that is treated as a partnership for federal income tax purposes in which we are a partner or member), the rent received by us (either directly or through one or more subsidiaries) from that tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. A REIT’s stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
Transfer Restrictions in Charter
Because we expect to continue to qualify as a REIT, our charter contains restrictions on the ownership and transfer of our common stock which, among other purposes, are intended to assist us in complying with applicable Code requirements. Our charter provides that, subject to certain specified exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common stock. We refer to this restriction as the “ownership limit.” The constructive ownership rules of the Code are complex, and may cause shares of common stock owned actually or constructively by a group of related individuals and/or entities to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of the shares of our common stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our common stock) by an individual or entity, could nevertheless cause that individual or entity, or another individual or entity, to constructively own more than 9.8% of our outstanding shares of common stock and thus violate the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors. Our board of directors may, but in no event is required to, exempt from the ownership limit a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT. As a condition of such exemption, the board of directors may require a ruling from the Internal Revenue Service or an opinion of counsel satisfactory to it and/or undertakings or representations from the applicant with respect to preserving our REIT status.
Our charter further prohibits (1) any person from actually or constructively owning shares of our common stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT, and (2) any person from transferring shares of our common stock if such transfer would result in shares of our capital stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).
Any person who acquires or attempts to acquire actual or constructive ownership of shares of our common stock that would violate any of the foregoing restrictions on transferability and ownership is required to give written notice to us immediately and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interest to attempt to qualify, or to continue to qualify, as a REIT and such determination is approved by the affirmative vote of the holders of not less than two-thirds of all votes entitled to be cast on the matter, as required by our charter. Except as otherwise described above, any change in the ownership limit would require an amendment to our charter.
We anticipate that any class or series of preferred stock that we issue in the future will be subject to similar restrictions. The restrictions on transfer applicable to any class or series of preferred stock we issue will be described in the applicable prospectus supplement or other offering materials.
Effect of Violation of Transfer Provisions
Pursuant to our charter, if any purported transfer of common stock or any other event would result in any person violating the ownership limit or such other limit as provided in our charter, or as otherwise permitted by our board of directors, or result in our being “closely held” under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT, then the number of shares that would otherwise cause such violation or result will be transferred automatically to a trust, the beneficiary of which will be a qualified charitable organization selected by us. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer.
Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust (who shall be designated by us and be unaffiliated with us and any prohibited transferee or prohibited owner) will be required to sell such shares to a person or entity who could own the shares without violating the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors, and distribute to the prohibited transferee or prohibited owner, as applicable, an amount equal to the lesser of (1) the price paid by the prohibited transferee or prohibited owner for such shares or (2) the net sales proceeds received by the trust for such shares. In the case of any event other than a transfer, or in the case of a transfer for no consideration (such as a gift), the trustee will be required to sell such shares to a qualified person or entity and distribute to the prohibited owner an amount equal to the lesser of (1) the market price (determined as provided in our charter) of such shares as of the date of the event resulting in the transfer or (2) the net sales proceeds received by the trust for such shares. In either case, any proceeds in excess of the amount distributable to the prohibited transferee or prohibited owner, as applicable, will be distributed to the beneficiary. Prior to a sale of any such shares by the trust, the trustee will be entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and also will be entitled to exercise all voting rights with respect to such shares.
Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion) (1) to rescind as void any vote cast by a prohibited transferee or prohibited owner, as applicable, prior to the discovery by us that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast that vote. Any dividend or other distribution paid to the prohibited transferee or prohibited owner prior to the discovery by us that such shares had been automatically transferred to a trust as described above will be required to be repaid to the trustee upon demand for distribution to the beneficiary. In the event that the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the ownership limit or any other limit as provided in our charter or as otherwise permitted by our board of directors, then our charter provides that the transfer of such shares will be void.
In addition, shares of our common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares of common stock held in the trust. Upon such a sale to us, the interest of the beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited transferee or prohibited owner, and any dividends or other distributions held by the trustee with respect to such shares will be paid to the beneficiary.
If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.
All certificates representing shares of our common stock will bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our common stock or otherwise be in the best interests of stockholders.
As set forth in the Treasury Regulations promulgated under the Code, every owner of a specified percentage (or more) of the outstanding shares of our stock (including both common stock and preferred stock) must file a completed questionnaire with us containing information regarding their ownership of such shares. Under current Treasury Regulations, the percentage will be set between 0.5% and 5.0%, depending upon the number of record holders of our shares of stock. Under our charter, each common stockholder shall upon demand be required to disclose to us in writing such information as we may request, in good faith, in order to determine the effect, if any, of such common stockholder’s actual and constructive ownership of common stock on our status as a REIT and to ensure compliance with the ownership limit, or any other limit as provided in our charter or as otherwise permitted by our board of directors.
The transfer restrictions and limitations described above could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change in control were in our stockholders’ best interests or involved a premium price for our stock, which could adversely affect the market price of our common stock or any class or series of our preferred stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and to the MGCL. See “Where You Can Find More Information.”
Election and Removal of Directors
Our charter and bylaws provide that our board of directors may establish the number of directors of our company as long as the number is not fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 15.
Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders following his or her election and until his or her successor is duly elected and qualifies.
Pursuant to our bylaws, directors in uncontested elections are elected upon the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders, and directors in contested elections are elected by the affirmative vote of a plurality of the votes cast. In both uncontested and contested elections, holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.
Under the MGCL and our bylaws, except as otherwise provided in the terms of any class or series of our stock, vacancies on our board of directors created by any reason other than an increase in the number of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire board. Any individual elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies.
Our charter provides that, subject to the rights of holders of shares of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause and by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast generally in the election of directors.
Amendment to Charter and Bylaws
Except as otherwise provided in the MGCL, amendments to our charter must be advised by our board of directors and approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Our board of directors generally has the power to amend our bylaws; provided, that, amendments to certain provisions in our bylaws related to a written statement required to be furnished to stockholders in the event of certain distributions, our investment policy and restrictions, an annual report to stockholders and the definitions used in those sections of our bylaws must be approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Additionally, our stockholders may alter or repeal any provision of our bylaws and adopt new bylaw provisions with the affirmative vote of a majority of all votes entitled to be cast on the matter pursuant to a binding proposal that is properly submitted by stockholders for approval at a duly called annual meeting or special meeting of stockholders.
Maryland Business Combination Act
Under the MGCL, certain “business combinations” (including certain issuances of equity securities) between a Maryland corporation and any person who beneficially owns, directly or indirectly, ten percent or more of the voting power of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who beneficially owned, directly or indirectly, ten percent or more of the voting power at any time within the preceding two years, in each case referred to as an “interested stockholder,” or an affiliate thereof, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be approved by two super-majority stockholder votes unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares of common stock. The business combination provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. These provisions of the MGCL may delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock or any class or series of our preferred stock, or otherwise be in the best interests of our stockholders.
Maryland Control Share Acquisition Act
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers of the corporation or by employees who are directors of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any and all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights, meaning that they may require us to repurchase their shares for their appraised value as determined pursuant to the MGCL. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply to (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (2) acquisitions exempted by the charter or bylaws of the corporation, adopted at any time before the acquisition of the shares.
As permitted by the MGCL, our bylaws contain a provision exempting us from the control share acquisition statute. That bylaw provision states that the control share statute shall not apply to any acquisition by any person of shares of our stock. Our board of directors may, without the consent of any of our stockholders, amend or eliminate this bylaw provision at any time, which means that we would then become subject to the Maryland control share acquisition statute, and there can be no assurance that such provision will not be amended or eliminated by our board of directors at any time in the future.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions, including:
•
a classified board;

•
a two-thirds vote requirement for removing a director;

•
a requirement that the number of directors be fixed only by vote of the board of directors;

•
a requirement that a vacancy on the board of directors be filled only by a vote of the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

•
a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

We have not elected to be subject to any of the provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors or increase the vote required to remove a director without stockholder approval. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (1) vest in our board of directors the exclusive power to fix the number of directors and (2) require, unless called by our chairman, our chief executive officer, our president or our board of directors, the request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders. The provisions of Subtitle 8 expressly provide that Subtitle 8 does not limit the power of a Maryland corporation, by provision in its charter, to confer on the holders of any class or series of preferred stock the right to elect one or more directors or designate the terms and voting powers of directors, which may vary among directors.
Special Meetings of Stockholders
Pursuant to our bylaws, our chairman, our chief executive officer, our president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders to act on any matter that may properly be considered by our stockholders will also be called by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.
Proxy Access
Our bylaws include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, qualifying stockholders, or a qualifying group of no more than 20 stockholders, who have maintained continuous ownership of at least three percent of our outstanding shares of common stock for at least three years to require us to include in our proxy materials for an annual meeting of stockholders a number of director nominees not to exceed the greater of two nominees or 20 percent of the number of directors up for election.
Advance Notice of Director Nomination and New Business
Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by any stockholder who was a stockholder of record as of the record date set by the board for the annual meeting, at the time of giving the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other proposed business and who has complied with the advance notice procedures and, if applicable, the proxy access provisions, of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than 5:00 p.m., Pacific Time, on the 120th day before the first anniversary of the date our proxy statement was released for the preceding year’s annual meeting.
Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors, (2) by a stockholder that has requested that a special meeting be called for the purpose of electing directors in compliance with our bylaws or (3) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record as of the record date set by the board for the special meeting, at the time of giving the notice required by our bylaws and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than 5:00 p.m., Pacific Time, on the later of the 90th day before the special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.
A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.
Effect of Certain Provisions of Maryland Law and our Charter and Bylaws
Our charter contains restrictions on ownership and transfer of our stock intended to, among other purposes, assist us in maintaining our status as a REIT for United States federal and/or state income tax purposes. For example, our charter restricts any person or entity from acquiring actual or constructive ownership of more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding shares of common stock. See “Restrictions on Ownership and Transfers of Stock.” These restrictions could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders’ interests or involved a premium price for our common stock, which could adversely affect the market price of our common stock.
Our charter authorizes our board of directors to issue preferred stock of our company, including convertible preferred stock, without stockholder approval. The board of directors may establish the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of any class or series of preferred stock we may issue, which may include voting rights and rights to convert such preferred stock into common stock. See “General Description of Preferred Stock.” The issuance of preferred stock could delay or prevent a tender offer or change in control of our company or reduce the possibility that a third party will attempt such a transaction, even if a tender offer or a change of control were in our stockholders’ interests or involved a premium price for our common stock or any class or series of our preferred stock, which could adversely affect the market price of our common stock and any such class or series of preferred stock.
Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “— Special Meetings of Stockholders” and “— Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. These provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay or prevent a proxy contest, tender offer or change in control of our company or reduce the possibility that a third party will attempt such a contest or transaction, even if a proxy contest, tender offer or a change of control were in our stockholders’ interests or involved a premium price for our common stock or any class or series of our preferred stock, which could adversely affect the market price of our common stock and any such class or series of preferred stock.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership and disposition of our capital stock or debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, preferred stock and depositary shares) may be provided in the prospectus supplement or a free writing prospectus that relates to those securities or a document incorporated by reference in the prospectus supplement. For purposes of this discussion, references to “we,” “our” and “us” mean only Realty Income Corporation and do not include any of its subsidiaries, except as otherwise indicated. This discussion is for general information only and is not tax advice. The information under this caption “United States Federal Income Tax Considerations” may be amended, supplemented or superseded (in whole or in part) from time to time by information in documents we subsequently file with the SEC that are incorporated by reference in this prospectus.
The information in this discussion is based on:
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the Code;

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current, temporary and proposed Treasury Regulations promulgated under the Code;

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the legislative history of the Code;

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administrative interpretations and practices of the IRS; and

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court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT, its stockholders and the holders of its debt securities. This discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in our capital stock or debt securities, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the acquisition, ownership or disposition of our capital stock or debt securities, or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the tax consequences to you of:
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the acquisition, ownership and disposition of our capital stock or debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

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our election to be taxed as a REIT for U.S. federal income tax purposes; and

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potential changes in applicable tax laws.

Taxation of Our Company
General.   We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1994. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Latham & Watkins LLP has acted as our tax counsel in connection with our filing of this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ending December 31, 1994, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Latham & Watkins LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
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First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

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Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “— Foreclosure Property.”

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Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

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Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.
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Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

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Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

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Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “— Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

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Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

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Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.
Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)
that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)
that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)
that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfers of Stock.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “—Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.   In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or disregarded entity for U.S.

federal income tax purposes in which we directly or indirectly own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “— Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies.”
We generally have control of our subsidiary partnerships and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships. If a partnership in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “—Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries.   We currently own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “— Asset Tests.” For taxable years beginning after December 31, 2017, taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. See “— Annual Distribution Requirements.” While not certain, this provision may limit the ability of our taxable REIT subsidiaries to deduct interest, which could increase their taxable income.
Income Tests.   We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
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The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if we earned such amounts directly;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.”

We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and 95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
From time to time we may own properties or entities located outside the United States. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “— Failure to Qualify” below. As discussed above in — General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income.   Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of the partnerships in which we own an interest, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit any of the partnerships in which we own an interest, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by us or our subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax.   Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests.   At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets , and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We currently own 100% of the stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% (25% for taxable years beginning after July 30, 2008 and before January 1, 2018) of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries or partnerships) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to, or the redemption of other partners’ interests in, a partnership in which we have an ownership interest. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “—Failure to Qualify.’’
Annual Distribution Requirements.   To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to the sum of:
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90% of our REIT taxable income; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— General.”
For taxable years beginning after December 31, 2017, and except as provided below, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. For any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of our subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a “publicly offered REIT.” To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
Like-Kind Exchanges.   We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions.   From time to time, we may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “— General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we or our subsidiary, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its previous taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “— Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Foreclosure Property.   The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “— Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.
Foreclosure property treatment is generally available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. However, foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent).
Failure to Qualify.   If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable alternative minimum tax for taxable years beginning before January 1, 2018, on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies
General.   From time to time, we may own, directly or indirectly, interests in various partnerships and limited liability companies. We expect these will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships, based on our capital interests in each such entity. See “— Taxation of Our Company — Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.
Entity Classification.   Our interests in the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Taxation of Our Company — Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe that each of our partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Items of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties.   Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Some of the partnerships in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. Under Section 704(c) of the Code we could be allocated less depreciation or more gain on sale with respect to a contributed property than the amounts that would have been allocated to us if we had instead acquired the contributed property with an initial tax basis equal to its fair market value. Such allocations might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company — Requirements for Qualification as a REIT” and “— Annual Distribution Requirements.”
Any property acquired by a subsidiary partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules.   The Bipartisan Budget Act of 2015 changed the rules applicable to U.S. federal income tax audits of partnerships. Under the new rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these rules and their potential impact on their investment in our capital stock or debt securities.
Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or debt securities. This discussion is limited to holders who hold our capital stock or debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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persons holding our capital stock or debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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REITs or regulated investment companies;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations or governmental organizations;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or debt securities being taken into account in an applicable financial statement;

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persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code; and

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persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO

THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or debt securities that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally.   Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the excess of the distribution over our current and accumulated earnings and profits allocable to such stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
Capital Gain Dividends.   Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains.   We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
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include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

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be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

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receive a credit or refund for the amount of tax deemed paid by it;

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increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock.   Except as described below under “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains. The deductibility of capital losses is subject to limitations.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “— Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
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is “substantially disproportionate” with respect to the U.S. holder,

•
results in a “complete redemption” of the U.S. holder’s stock interest in us, or

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is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “— Dispositions of Our Capital Stock.”
Tax Rates.   The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”), to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally.   Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests, or USRPIs, nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)
a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate; or

(2)
the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.   Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
(1)
the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded shareholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock.   Except as described below under “— Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)
such class of stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

(2)
such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified shareholders are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified shareholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such stock is “regularly traded” and the non-U.S. holder did not own more than 10% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S.

holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us.” Qualified shareholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of Non-U.S. Holders of Our Capital Stock — Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sale of Our Capital Stock.”
Taxation of Holders of Our Debt Securities
The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
U.S. Holders
Payments of Interest.   Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition.   A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest.   Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:
•
the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•
the non-U.S. holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•
either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition.   A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Taxation of Holders of Our Debt Securities — Non-U.S. Holders — Payments of Interest”) unless:
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the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

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the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the

non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders.   A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
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the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

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the holder furnishes an incorrect taxpayer identification number;

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the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

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the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders.   Payments of dividends on our capital stock or interest on our debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on our debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations, and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities.

PLAN OF DISTRIBUTION
We may sell the securities being offered by this prospectus and the applicable prospectus supplement from time to time:
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through underwriters or dealers;

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through agents;

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directly to one or more purchasers; or

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through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland, and Latham & Watkins LLP, Costa Mesa, California. Latham & Watkins LLP, Los Angeles, California, has issued an opinion to us regarding certain tax matters described under “United States Federal Income Tax Considerations.” Sidley Austin LLP, San Francisco, California will act as counsel for any underwriters or agents. As of June 24, 2021, William J. Cernius, a partner of Latham & Watkins LLP, beneficially owned approximately 9,148 shares of our common stock. As of June 28, 2021, Eric S. Haueter, a partner of Sidley Austin LLP, beneficially owned approximately 10,492 shares of our common stock.
EXPERTS
The consolidated financial statements of Realty Income Corporation and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020 and financial statement schedule III, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 financial statements refers to a change to the accounting for leases.
The consolidated financial statements, and the related financial statement schedules of VEREIT, Inc., incorporated in this prospectus by reference, and the effectiveness of VEREIT, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements, and the related financial statement schedules of VEREIT Operating Partnership, L.P., incorporated in this prospectus by reference, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information reporting requirements of the Exchange Act, and in accordance with these requirements, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available to the public at the SEC’s website at http://www.sec.gov. This is an internet site maintained by the SEC where reports, proxy and information statements and other information of companies that file electronically with the SEC may be obtained.
Our web site address is http://www.realtyincome.com. The information on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated or deemed to be incorporated by reference herein.
This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms or copies of the indenture pursuant to which any debt securities offered hereby will be issued and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents that are or will be incorporated or deemed to be incorporated by reference in this prospectus. Statements in this prospectus or any prospectus supplement about these documents are not complete and each such statement is subject to, and qualified in all respects by reference to, the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect copies of the registration statement and the documents incorporated and deemed to be incorporated by reference in this prospectus at the SEC’s website referred to above.

INCORPORATION BY REFERENCE
We “incorporate by reference” certain information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and any information contained in this prospectus, in any accompanying prospectus supplement or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, or, if applicable, the accompanying prospectus supplement, in any other offering materials we may provide you in connection with the offering of securities, or in any other document we subsequently file with the SEC that also is incorporated or deemed to be incorporated by reference in this prospectus, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus or any accompanying prospectus supplement.
We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of securities described in this prospectus; provided, however, that we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been “furnished” to and not “filed” with the SEC (including, without limitation, any information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits “furnished” pursuant to Item 9.01 of Form 8-K):
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Our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 23, 2021;

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 1, 2021;

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Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 4, 2021; and

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Our Current Report on Form 8-K filed on January 14, 2021; our Current Report on Form 8-K filed on January 26, 2021 (solely as to the information in Item 5.02 of such Current Report); our Current Report on Form 8-K filed on April 30, 2021 (the “April 30, 2021 Form 8-K”), as amended by our Current Report on Form 8-K/A dated June 4, 2021 amending the April 30, 2021 Form 8-K (solely as to the information in Item 1.01 of such Current Reports); our Current Report on Form 8-K filed on May 21, 2021; our Current Report on Form 8-K filed on June 4, 2021; our Current Report on Form 8-K filed on June 7, 2021; our Current Report on Form 8-K filed on June 25, 2021 (solely as to the information in Item 1.01 of such Current Report); and our Current Report on Form 8-K filed on June 29, 2021 (in each of the foregoing cases, excluding any current reports, or portions thereof, exhibits thereto or information therein that are “furnished” to the SEC).

You may request a copy of the filings referred to above at no cost by writing or telephoning us at the following address:
Realty Income Corporation
11995 El Camino Real
San Diego, CA 92130
Attention: Corporate Secretary
(858) 284-5000
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

69,088,433 Shares
Common Stock

PROSPECTUS SUPPLEMENT

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August 18, 2021